                                                                    EXHIBIT 10.3

                       ASSIGNMENT AND ASSUMPTION OF LEASE



         THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Agreement") is made this 17th day of December, 1998 by and between LUCENT TECHNOLOGIES INC., a Delaware corporation, having an address at 475 South Street, Morristown, New Jersey, 07962 ("Assignor") and BROOKTROUT TECHNOLOGY, INC., a Massachusetts corporation, having an address at 410 First Avenue, Needham, Massachusetts, 02192 ("Assignee")

                                   WITNESSETH:

         WHEREAS, Los Gatos Business Park, a general partnership, as Landlord, and Rhetorex, Incorporated ("Rhetorex"), as Tenant, entered into a lease dated November 16, 1995 (the "Lease"), a complete copy of which is attached hereto as Exhibit A, in which Landlord leased to Rhetorex and Rhetorex hired from Landlord approximately 33,290 rentable square feet (the "Premises") located at 151 Albright Way, Los Gatos, California (the "Building");

         WHEREAS, Octel Communications Corporation ("Octel") became successor by merger to Rhetorex;

         WHEREAS, Octel assigned its right, title and interest in and to the Lease to Assignor, parent corporation of Octel, pursuant to an Assignment and Assumption of Lease dated March 1, 1998;

         WHEREAS, in accordance with Section 21 of the Lease, Assignor desires to assign all its right, title and interest in the Lease to Assignee, pursuant to the acquisition by Assignee of substantially all of the former assets of Rhetorex by Assignee, and Assignee desires to accept such assignment, on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Assignor and Assignee agree as follows:

         1. Assignor hereby assigns and transfers all of its right, title and interest in and to the Lease to Assignee to have and to hold the same from the 18th day of December, 1998 (the "Effective Date"), for all the rest of the term of the Lease, and subject to all the terms, covenants, conditions and provisions therein contained.

         2. Assignee accepts the Assignment and assumes and agrees to perform, from and after the Effective Date in a direct obligation to Landlord, all of the terms, covenants, conditions and provisions of the Lease, as though the Assignee were the original signatory to the Lease. Assignee shall make all payments of rent, additional rent and all other sums due under the Lease accruing from and after the Effective Date in accordance with the terms of the

Lease and shall send the same directly to Landlord as provided in the Lease. Assignee agrees to look solely to Landlord for provision of services under the Lease.

         3. Assignor shall be responsible for all of the terms, covenants, conditions, payments and provisions of the Lease prior to the Effective Date. Assignor shall continue to be secondarily liable for all of the terms, covenants, conditions, payments and provisions of the Lease for the remaining term of the Lease.

         4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, successors and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have executed the instrument the date first above written.

                                           LUCENT TECHNOLOGIES INC.
                                           (ASSIGNOR)

                                           By:    /s/ Deborah J. Quok
                                              ---------------------------------
                                           Name:  Deborah J. Quok
                                                -------------------------------
                                           Title: Transaction Manager
                                                 ------------------------------




                                           BROOKTROUT TECHNOLOGY, INC.
                                           (ASSIGNEE)

                                           By:    /s/ ROBERT C. LEAHY
                                              ---------------------------------
                                           Name:  Robert C. LeahY
                                                -------------------------------
                                           Title: Vice President
                                                 ------------------------------

The undersigned hereby acknowledges, agrees and consents to the above assignment pursuant to Section 21 of the Lease. The undersigned further agrees to look to Assignee as Lessee under the Lease and acknowledges that the attached Lease has not been amended and that to the best of the undersigned's knowledge, Assignor is not in default under the Lease, nor will assignment cause the Lease to be in default.

LOS GATOS BUSINESS PARK

By:   /s/ Howard White
      ---------------------------------
Name:  Howard White
      -------------------------------
Title: General Manager
      ------------------------------

                                      LEASE

         THIS LEASE is made on the 16th day of November, 1995 by and between Los Gatos Business Park (hereinafter called "Lessor") and Rhetorex, Incorporated, a California Corporation (hereinafter called "Lessee").

         IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1. PREMISES. Lessor leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain Premises ("Premises") situated in the Town of Los Gatos, County of Santa Clara, California, as outlined in Exhibit "A" attached hereto and described as follows: +/- 33,290 square foot building commonly known as 151 Albright Way, Los Gatos, California. Lessee's pro-rata share of the building is 100%.

2. TERM. The term of this Lease shall be for five (5) years, commencing the later of (a) February 1, 1996 and (b) the date by which all of the following have occurred: (1) Lessor has substantially completed the improvements set forth on Exhibit B in accordance with the terms of this Lease (the "Improvements"); (ii) there remains no incomplete or defective item of Improvements that would adversely affect Lessee's intended use of the Premises: (iii) Lessor has delivered legal possession of the Premises to Lessee; and (iv) Lessor has obtained all approvals and permit from the appropriate governmental authorities required to be obtained by Lessor for the legal occupancy of the Premises (the "Commencement Date").

3. RENT. Lessee shall pay to Lessor rent for the Premises of Thirty-Four Thousand Nine Hundred Fifty-Five and 00/100 Dollars ($34,955.00) per month in lawful money of the United States of America, subject to adjustment as provided in Section A of this Paragraph. Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor as follows:
         $34,955.00 shall be paid upon execution of the Lease, which sum represents the amount of the first month's rent. A deposit of $34,955.00 as a Security Deposit shall be made by Lessee and held by Lessor pursuant to Paragraph 5 of this Lease, and shall be paid upon execution of the Lease. If Lessee is not in default of this Lease, this sum, without interest thereon, shall be applied toward the rent due for the last month of the term of this Lease or the extended term, pursuant to any extension of the initial term in accordance with the provisions of this Lease. Rent shall be paid in advance on the first (1st) day of each calendar month as follows:

                      Months                Monthly Rent/nnn
                      ------                ----------------
                      01-12                    $34,955.00
                      13-24                    $36,953.00
                      25-36                    $36,952.00
                      37-48                    $37,951.00




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
                      49-60                    $38,949.00

Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment. Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor within five (5) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

         If, for any reason whatsoever, Lessor cannot deliver possession of the Premises on February 1, 1995, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom. Notwithstanding anything to the contrary in this Lease, if the Commencement Date has not occurred on or before May 1, 1996, then, in addition to Lessee's other rights and remedies, Lessee may terminate this Lease by written notice to Lessor, whereupon any monies previously paid by Lessee to Lessor shall be reimbursed to Lessee or, at Lessee's election, the date Lessee is otherwise obligated to commence payment of rent shall be delayed by one day for each day that the Commencement Date is delayed beyond such date. In the event that Lessor shall permit Lessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease, excluding the obligation to pay rent at the same monthly rate as that prescribed for the first month of the Lease term.

         A.    COST-OF-LIVING INCREASE. Not applicable.

         B. All taxes, insurance premiums, Outside Area Charges, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts, and all reasonable damages, costs, and attorney's fees and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease, shall be deemed to be additional rent (hereinafter, "Additional Rent"), and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the non-payment of monthly installment of rent.

4.       OPTION TO EXTEND TERM.

         A. Lessee shall have the option to extend the term on all the provisions contained in this Lease for one (1) five (5) year period ("extended term(s)") at an adjusted rental calculated as provided in Subparagraph B below on the condition that:

               (1) Lessee has given to Lessor written notice of exercise of that option ("option notice") at least six (6) months before expiration of the initial term or extended term(s), as the case may be.

               (2) Lessee is not in default of the Lease on the date of giving the option notice, and Lessee is not in default on the date that the extended term is to commence.

         B. RENT FOR OPTION PERIOD: The rent during the extended term shall be the then current fair market monthly rent ("Fair Market Rent") for the Premises as of the commencement date of the applicable extended term, as determined by the agreement of the parties or, if the parties cannot agree within sixty (60) days prior to the commencement of such extended term, then by an appraisal. All other terms and conditions contained in the Lease as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Option term.

               If it becomes necessary to determine the fair market rental value for the Premises by appraisal, real estate appraiser(s), all of whom shall be members of the American Institute of Real Estate Appraisers and have at least five (5) years experience appraising office space located in the vicinity of the Premises and none of whom shall have worked for either Lessor or Lessee in the five
               (5) year period preceding the commencement date of the applicable extended term, shall be appointed and shall act in accordance with the following procedures:

               1. If the parties are unable to agree on the Fair Market within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten
                     (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party) shall either approve the appraiser selected by the notifying party or select a second property qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

               2. If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

               3. If multiple appraisers are selected, the appraisers shall meet no later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers.

               4. If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notifying both Lessor and Lessee of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Lessor and Lessee an independent appraisal of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

               5. The appraisers' determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Premises with the improvements installed therein at Lessor's expense and shall take into account Lessee's obligations to pay additional rent under this Lease. In determining Fair Market Rent, the appraisers shall not consider any alterations installed in the Premises at Lessee's expense.

               6. If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

5. SECURITY DEPOSIT. Lessor acknowledges that Lessee has deposited with Lessor a Security Deposit in the sum of $34,955.00 to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease. If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor; or (b) to compensate Lessor for any loss, damage, attorneys' fees or expense sustained by Lessor due to Lessee's default. In such event, Lessee shall, within five (5) days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Should Lessee comply with all the terms, covenants, and conditions of this Lease and, at the end of the term of this Lease, leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee. Notwithstanding the foregoing, within thirty (30) days after the termination of this Lease, Lessor shall return to Lessee the entire Security Deposit except for amounts that Lessor has deducted therefrom that are needed by Lessor to cure defaults of Lessee under this Lease or compensate Lessor for damages for which Lessee is liable pursuant to this Lease. Lessor can maintain the Security Deposit separate and apart from Lessors general funds, or can co-mingle the Security Deposit with the Lessor's general and other funds.

6. USE OF THE PREMISES. The Premises shall be used exclusively for the purpose of general office, sales, marketing, engineering and research and development, board repair and assembly for voice processing software and hardware products and related materials.
                  Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased without Lessor's prior written consent; and no use shall be made or permitted to be made of the Premises, acts done, which will increase the existing fate of insurance upon the building in which the Premises are located unless Lessee pays the cost of any such increase or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the premises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose.
               Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor. No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper. Lessee shall comply with all the covenants, conditions, and/or restrictions ("C.C. & R.'s") affecting the Premises.
               Lessor represents and warrants to Lessee that to the best of its knowledge (i) there are no Toxic or Hazardous materials present on, at or under the Premises, which shall be deemed to include underlying land and groundwater, at the time of Lessee's occupancy, (ii) no underground storage tanks or asbestos containing materials are present on the Premises, and (iii) no action, proceeding, or claim is pending or threatened concerning the Premises concerning any Toxic or Hazardous material or pursuant to any environmental Law. Lessor shall indemnify, defend and hold harmless Lessee, its partners, directors, officers, employees, lenders, and successors against all claims, obligations, liabilities, demands, damages, judgements, and costs, including reasonable attorneys' fees arising from or in connection with any prior Toxic or Hazardous materials that existed prior to Lessee's occupancy of the Premises or arising out of or based upon the Presence of any Toxic or Hazardous materials on, under, in or about the Premises, unless Lessee or Lessee's agents, employees, contractors or invitees caused the presence of such Toxic or Hazardous materials in, on, about or under the Premises. Lessee in turn represents to Lessor that it does not now and will not in the future permit the use or storage on the Premises of Toxic or Hazardous materials, excluding, however basic janitorial, maintenance and office supplies, and materials commonly used in connection with Lessee's business as described in paragraph 6 hereof and the substances listed on Exhibit D hereto. For purposes of this paragraph 6 "Toxic or Hazardous Materials" shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the leased premises, is either (i) potentially injurious to the public health, safety or welfare, the environment, or the leased premises; (ii) regulated or monitored by any governmental authority and pertaining to health, safety or the environment or (iii) a basis for potential liability of Lessee and Lessor to any governmental agency or third party under any applicable statute or common law theory and pertaining to health, safety or the environment. "Toxic or Hazardous Materials" shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.
               Lessee hereunder shall be responsible for and indemnify, and hold Lessor and its partners, directors, officers, employees, lenders, successors and assigns harmless from all claims, obligations, liabilities, demands, damages, judgments and costs, including reasonable attorneys' fees arising at any time during or in connection with Lessee or Lessee's agents, employees, contractors or invitees causing any materials referred to under any governmental provisions or regulatory scheme as "hazardous" or "toxic" or which contain petroleum, gasoline, or other petroleum product, to be brought upon, stored, manufactured, generated, handled, disposed, or used, on, under or about the Premises.
               Lessee's and Lessor's obligations hereunder shall survive the termination of this Lease. If, at any time during the term of this Lease, Lessor suspects that toxic waste, spillage, or other contaminants may be present on the Premises, Lessor may order a soils report, or its equivalent, at Lessee's expense and Lessee shall pay such costs within fifteen (15) days from the date of the invoice by Lessor if it is determined that

         Lessee or Lessee's agents, employees contractors or invitees released or caused Toxic or Hazardous materials on or about the Premises. If any such toxic waste, spillage, or other contaminants are found upon the Premises which were released by Lessee or Lessee's agents, employees or invitees Lessee shall deposit with Lessor, within fifteen (15) days of notice from Lessor to Lessee to do so, the amount necessary to remove the substances and remedy the problem.
               Lessee shall abide by all laws, ordinances, and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.
               Notwithstanding anything to the contrary in this Lease, (i) at the Commencement Date, the Premises shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes (including the Americans with Disabilities Act of 1990) (collectively, "Laws") applicable thereto, including without limitation, all Laws governing Toxic or Hazardous materials.
               In addition, and notwithstanding anything to the contrary in this Lease, if the Premises should become not reasonably suitable for Lessee's use as a consequence of cessation of utilities or other services required to be provided to the Premises by Lessor, interference with access to the Premises, legal restrictions or the presence of any Toxic or Hazardous material which is not released or caused by Lessee, Lessee's agents, employees, contractors or invitees, and in any of the foregoing cases the interference with Lessee's use of the Premises persists for seven (7) consecutive calendar days, then Lessee shall be entitled to an equitable abatement of rent to the extent of the interference with Lessee's use of the Premises occasioned thereby.

7. IMPROVEMENTS: Lessor will provide an allowance of $14.00 per square foot for improvements to the Premises as specified in Exhibit "B" attached hereto and by this reference made a part hereof. Further, Lessor agrees to provide an additional $2.50 per square foot for improvements, to be amortized as Additional Rent, over the term of the Lease at a rate of Bank of America's Prime plus 2%. Said payments shall be due and payable by Lessee on the first of each month with the monthly rent payment. However, should Lessee exercise its Option to Expand as referred to in Section 35 of this Lease, Lessor shall waive the monthly amortized payment effective upon Lessee's taking occupancy of the Expansion Space. Lessor will make reasonable efforts to complete such improvements prior to February 15, 1996. Possession of the promises, pursuant to Paragraph 13 of this lease, shall be deemed tendered on the Commencement Date. Lessor shall construct the improvements described in the plans and specifications attached to this Lease as Exhibit B at Lessor's sole cost and expense. The improvements shall be constructed in accordance with such attached plans and specifications and all applicable Laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Within thirty (30) days after the Commencement Date, Lessee shall have the right to submit a written "punch list" to Lessor, setting forth any defective item of construction, and Lessor shall promptly cause such items to be corrected. The improvements shall be constructed in accordance with the Work Letter attached hereto as Exhibit E, except that the "Expansion Space" shall mean the "Premises".

8.       TAXES AND ASSESSMENTS.

         A. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or against Lessee's fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

         B. All property taxes or assessments levied or assessed by or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which accrued during the term of this Lease shall be paid by Lessor. Lessee shall pay to Lessor Lessee's proportionate share of such taxes or assessments by the later of (i) ten (10) days prior to the date such taxes are due and (ii) ten (10) days of receipt of Lessor's invoice demanding such payment. Lessee's liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.
                     Notwithstanding anything to the contrary in this Lease,
               Lessee shall not be required to pay any portion of any tax or assessment expense (i) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or (ii) occasioned by Lessor's failure to pay timely or perform any obligation of Lessor, provided that Lessee has timely paid its share of said taxes or assessments. Lessee may in good faith contest any tax or assessment, provided that Lessee indemnifies Lessor from any loss or liability in connection therewith.

9.       INSURANCE.

         A. INDEMNITY. Lessee agrees to indemnify and defend Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees) on account of or arising from Lessee's use of said Premises.
                     Lessor also agrees that it shall not be released or
               indemnified from and shall indemnify and defend Lessee against and hold Lessee harmless from any and all demands, claims, causes of action, judgements, obligations, or liabilities and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys fees) on account or arising from Lessor's use and/or ownership of said Premises, Lessor's violation of any Law or a breach of Lessor's obligations under this Lease.

         B. LIABILITY INSURANCE. Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor against any liability arising out of the condition, use, or occupancy of the Premises. Such insurance shall be in an amount not less than one million dollars ($1,000,000) for bodily injury or death as a result of one occurrence, and five hundred thousand dollars ($500,000) for damage to property as a result of any one occurrence. The insurance shall be with companies rated A or better by Best's Rating. Lessee shall deliver to Lessor a certificate of insurance evidencing the existence of the policy upon the request of Lessor which (1) names Lessor as an additional insured, (2) shall not be canceled or reduced without thirty (30) days' prior written notice to Lessor, (3) insures performance of the indemnity set forth in Section A of Paragraph 9, and (4) coverage is primary and any coverage by Lessor is in excess thereto to the extent it is available from Lessee's insurance carrier.
                     Lessor also agrees to maintain during the term of this
               Lease a policy of comprehensive public liability insurance protecting Lessor for interest in such Property. Such insurance shall be in an amount not less than one million dollars ($1,000,000) for bodily injury or death as a result of one occurrence, and five hundred thousand dollars ($500,000) for damage to Property as a result of any one occurrence.

         C. PROPERTY INSURANCE. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of "all-risk, extended coverage" property insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof. Lessee shall pay to Lessor its pro-rata share of the cost of said insurance within twenty (20) days of Lessee's receipt of Lessor's invoice demanding such payment. Lessee acknowledges that such insurance procured by Lessor shall contain a deductible which reduces Lessee's cost for such insurance, and, in the event of loss or damage, Lessee shall be required to pay to Lessor the amount of such deductible. Lessor, agrees that in no event shall said deductible exceed $1,000 per occurrence.
                     Lessee agrees to maintain an All Risk Property policy
               covering Lessee's owned contents and improvements.

         D. EARTHQUAKE INSURANCE. Lessor does not currently carry earthquake insurance. However, Lessor reserves the right to do so should it become available at a commercially reasonable rate. If available, earthquake premium rates shall not exceed 2 times the rate paid for All Risk Property insurance.

         E. Notwithstanding anything to the contrary in this Lease, the parties hereto release each other and their respective agents, employees, successors, assigns; and subleases from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against or which is required to be insured against under this Lease, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause such insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If the insurance policy cannot be obtained with the waiver of subrogation, or if the waiver of subrogation is available only at additional cost and the party for whose benefit the waiver is not obtained does not pay additional cost, then the party obtaining the insurance immediately shall notify the other party of that fact.

10. REIMBURSABLE EXPENSES AND UTILITIES. Lessor represents that heating, ventilation, air conditioning, water, gas, electricity, sewer and waste pick-up utilities and services to the Premises as are reasonable and customary for tenants engaged in Lessee's business at facilities of comparable size and location to the Premises are available to the Premises, and Lessor shall provide Lessee with access to the Premises twenty-four (24) hours a day, seven (7) days a week. Lessee shall pay for all water, gas, light, heat, power, electricity, telephone, trash removal, landscaping, sewer charges, and all other services, including normal, reasonable and customary property management fees, supplied to or consumed on the Premises. In the event that any such services are billed directly to Lessor, then Lessee shall pay Lessor for such expenses within ten (10) days of Lessee's receipt of Lessors invoice demanding payment.

11.      REPAIRS AND MAINTENANCE.

         A. Subject to provisions of paragraph 15, Lessor shall keep and maintain in good order, condition and repair the structural elements of the Premises including the roof, roof membrane, paving, floor slab, foundation, exterior walls, landscaping, irrigation and elevators. Lessor shall make such repairs, replacements, alterations or improvements as Lessor deems reasonably necessary with respect to such structural elements and Lessee shall pay to Lessor, within ten days of Lessor's invoice to Lessee therefor, Lessee's pro-rata share of such repairs, replacements, alterations or improvements: provided however, that replacement and improvement costs shall be amortized over the useful-life of such replacements or improvements, and Lessee shall be obligated to Pay on a monthly basis, as additional rent, only the monthly-amortized amounts which coincide with the term of the Lease, including any extensions. Notwithstanding the foregoing, if the reason for any repair, replacement, alteration or improvement is caused by Lessee or arises because of a breach of Lessee's obligations under this Lease, then Lessee shall pay 100% of the costs or expense to remedy the same.

         B. Except as expressly provided in Subparagraph A above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and electrical, plumbing, fighting, heating, and air conditioning systems in good and sanitary order, condition, and repair. Lessee shall, at all times during the Lease term and at his expense, have in effect a service contract for the maintenance of the heating, ventilating, and air-conditioning (HVAC) equipment with an HVAC repair and maintenance contractor approved by Lessor which provides for periodic inspection and servicing at least once every three (3) months during the term hereof. Lessee shall further provide Lessor with a copy of such contract and all periodic service reports.
                     Notwithstanding anything to the contrary in this Lease,
               Lessor shall perform and construct, and Lessee shall have no responsibility to perform, construct, pay directly, or to reimburse Lessor for, any repair. maintenance or improvement (i) necessitated by acts or omissions of Lessor or its agents, employees or contractors, (ii) occasioned by fire, acts of God or other casualty, subject to the provisions of Section 9, or by the exercise of the power of eminent domain, (iii) for which Lessor has a right of reimbursement from others, or (iv) which would be treated as a "capital expenditures under generally accepted accounting principles. Notwithstanding the foregoing, Lessee shall pay for the costs set forth in (iv) as provided in Section 11.A hereof.
                     Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder forthwith upon notice from Lessor, Lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the next date upon which rent becomes due.
                     Lessee hereby expressly waives the provision of Subsection
               1 of Section 1932, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Lessor, as provided in Section 942 of said Civil Code.

12. ALTERATIONS AND ADDITIONS. Lessee shall not make, any alterations, improvements, or additions in, on, or about, or to the Premises any part thereof, without prior written consent of Lessor and without a valid building permit issued by the appropriate governmental authority. Lessor retains, at his sole option, the right to retain a General Contractor of his own choosing to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions at the termination of this Lease, and to restore the Premises to their prior condition. Any alteration, addition, or improvement to the Premises, shall become the property of Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease. Lessor can elect, however, within thirty
         (30) days before expiration of the term or within five (5) days after termination of the term, to require Lessee to remove any alterations, additions, or improvements that Lessee has made to the Premises. If Lessor so elects, Lessee shall restore the Premises to the condition designated by Lessor in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, electrical signs, carpeting, or any other installation which has become an integral part of the Premises. In the event that Lessor consents to Lessee's making any alterations, improvements, or additions, Lessee shall be responsible for preparing and providing Lessor with a notice of non-responsibility, which Lessor shall sign and return to Lessee for posting, which shall remain posted until completion of the alterations, additions, or improvements. Lessee's failure to post notices of non-responsibility as required hereunder shall be a breach of this Lease.
               Notwithstanding anything to the contrary in this Lease: (i) Lessee may construct non-structural alterations, additions and improvements that do not affect the HVAC or electrical systems, do not penetrate the roof membrane or any structural element ("Alterations") in the Premises without Lessor's Prior approval, if the cost of such work does riot exceed Twenty-Five Thousand Dollars ($25,000): (ii) Alterations constructed in the Premises by Lessee and Lessee's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Lessee's Property") shall at all items be and remain Lessee's property, and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto; (iii) Lessor shall have no lien or other interest whatsoever in any item of Lessee's property, and shall execute any document reasonably necessary to waive any lien or interest in Lessee's property; and (iv) upon request, Lessor shall advise Lessee in writing whether it reserves the right to require Lessee to remove any alterations from the Premises upon termination of this Lease.
               Notwithstanding anything to the contrary herein, during the term hereof, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency, then if such legal requirement is not imposed because of Lessee's specific use of the Premises and is not "triggered" by Lessee's alterations or Lessee's application for a building permit or any other governmental approval (in which instance Lessee shall be responsible for 100% of the cost of such improvement), Lessor shall be responsible for constructing such improvement and Lessee shall be responsible for its proportional share of the cost for said improvement amortized over the useful life of such improvement that coincides with the remaining Lease term including any extensions.

13. ACCEPTANCE OF THE PREMISES AND COVENANT TO SURRENDER. By entry and taking possession of the Premises pursuant to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition, and repair, and accepts the Premises in their condition existing as of date of such entry, and Lessee further accepts any tenant improvements to be constructed by Lessor, if any, as being completed in accordance with the plans and specifications for such improvements. Lessor shall pass on to Lessee any warranties or guaranties it receives regarding the construction of the improvements outlined on Exhibit B. On the Commencement Date, the Premises shall be in good condition and repair and the roof shall be watertight.
                Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Losses, unto Lessor in good and sanitary order, condition, and repair, excepting for such wear and tear as would be normal for the period of the Lessee's occupancy casualties, condemnation, Toxic or Hazardous materials (other than those released or caused to be present by Lessee, Lessee's agents, employees, contractors or invitees in or about the Premises) and Alterations with respect to which Lessor has not reserved the right to require removal. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Lessee. Lessee further agrees that at the end of the term or sooner termination of this Lease, Lessee, at its sole expense, shall have the carpets steam cleaned, the walls and columns painted, the flooring waxed, any damaged ceiling be replaced, the windows cleaned, the drapes cleaned, and any damaged doors replaced if necessary to restore the Premises to its original condition, normal wear and tear excepted.
               If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

14. DEFAULT. Notwithstanding anything to the contrary in this Lease, Lessee shall not be deemed to be in breach of or in default under this Lease and Lessor shall not be entitled to cure any breach by Lessee or exercise any remedy under this Lease, nor shall any late charge or interest be imposed on account of (i) Lessee's failure to pay any sum due to Lessor under this Lease, unless Lessee's failure to pay continues for five (5) days after Lessee's receipt of written notice of delinquency from Lessor, or (ii) Lessee's failure to perform any other covenant of this Lease, unless failure to perform such covenant continues for thirty (30) days after Lessee's actual receipt of written notice, or such longer time as may reasonably required to cure the default. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of (1.) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee; or (2.) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of the California Civil Code, Section 19512. In the event of such termination of the Lease, the Lessor may recover from the Lessee: (1.) the worth at the time of award of the unpaid rent which had been earned at the time of termination, including interest at Bank of America's Prime rate plus 3%; (2.) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at Bank of America's Prime rate plus 3%; (3.) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (4.) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom. "The worth at the time of award," as used in (1.) and (2.) of this Paragraph, is to be computed by allowing interest at Bank of America's Prime rate plus 3%. "The worth at the time of award," as used in (3.) of this Paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).
               If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then, in accordance with provisions of the California Civil Code,
         Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease. For the purpose of this paragraph, the following do not constitute a termination of Lessee's right to possession: (1.) acts of maintenance or preservation, or efforts to relet the property; (2.) the appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.
               Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this Section shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign of sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.
               If Lessor elects to relet the Premises as provided in this
         Paragraph, rent that Lessor receives from reletting shall be applied to the payment of: (1.) any indebtedness from Lessee to Lessor other than rent due from Lessee; (2.) all costs, including for maintenance, incurred by Lessor in reletting; (3.) rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee be entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.
               Lessor, at any time after the notice and cure periods set forth herein, can cure the default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at Bank of America's Prime rate plus 3% from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest on it, shall be additional rent.
               Rent not paid when due shall bear interest at Bank of America's Prime rate plus 3%.

               In addition to Lessee's other rights and remedies under this Lease, if Lessor is in default of the Lease and has not cured such default within thirty (30) days after Lessor's actual receipt of written notice, or such longer time as may reasonably be required to cure the default, then Lessee shall have the right to cure the default and to demand reimbursement by Lessor of the cost of such cure.

15. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, Lessor may, at its option, (1.) rebuild or restore the Premises to their condition prior to the damage or destruction or (2.) terminate the Lease.
               If Lessor does not give Lessee notice in writing within thirty
         (30) days from the destruction of the Premises of its election either to rebuild and restore the Premises, or to terminate this Lease, Lessor shall be deemed to have elected to rebuild or restore them, in which event Lessor agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Lessor estimates that it cannot or does not complete the rebuilding or restoration within one hundred fifty (150) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Lessee of because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond control of Lessor), then Lessee shall have the right to terminate this Lease by giving fifteen (16) days prior written notice to Lessor. Lessor's obligation to rebuild or restore shall not include restoration of Lessee's trade fixtures, equipment, merchandise, or any improvements, alterations, or additions made by Lessee to the Premises. Notwithstanding anything to the contrary in this Lease, Lessor shall not have the right to terminate this Lease if damage to or destruction of the Premises results from a casualty ordinarily covered by insurance required to be carried by Lessor under this Lease. If the Premises are damaged by any peril and Lessor does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to its terms, then within thirty (30) days thereof, Lessor shall furnish Lessee with a written opinion of Lessor's architect or construction consultant as to when the restoration work required of Lessor may be completed.
               Lessee shall be entitled to a reduction in rent while such repair is being made in proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises.
               Unless this Lease is terminated pursuant to the foregoing
         provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code.
               In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than thirty-three and one-third percent (331/3%) of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not.

16. CONDEMNATION. If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking. Lessor and Lessee shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee's conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate. If a part of all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises, except that Lessee shall have the right to file its own claim to recover its share of any award or consideration for (1.) moving expenses; (2.) loss or damage to Lessee's trade fixtures, furnishings, equipment, and other personal property; and (3.) business goodwill; (4.) the Lease bonus value (the difference between the rent and fair market value rent); (5.) the value of the condemned improvements Lessee has the right to remove from the Premises; (6.) the unamortized value, allocable to the remainder of the term of this Lease, of any improvements installed at Lessee's expenses, which are not removable. Each party waives the provisions of the Code of Civil Procedure,
         Section 1266.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

17. FREE FROM LIENS. Lessee shall (1.) pay for all labor and services performed for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2.) indemnify, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and (3.) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4.) shall prepare and provide Lessor with a notice of non-responsibility, which Lessor shall sign and return to Lessee for posting, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code, Section 3904, or any amendment thereof. In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.

18. COMPLIANCE WITH LAWS. Subject to Section 12, Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.

19. SUBORDINATION. Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security. Failure of Lessee to execute and deliver any such documents or instruments shall be a breach of Lessee's obligations under this Lease.
               Notwithstanding anything to the contrary in this Lease, prior to the Commencement Date, Lessor shall obtain from The Union Labor Life Insurance Company a written agreement in substantially the form attached hereto as Exhibit F. Further, as a condition to the subordination of Lessee's leasehold interest to a future around lease or instrument of security. Lessor shall obtain from any such ground lessors or lenders a written recognition agreement in form substantially similar to such form.

20. ABANDONMENT. Lessee shall not vacate or abandon the Premises at any time during the term; and if Lessee shall abandon, vacate, or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor, provided, however, that Lessee shall not be deemed to have abandoned or vacated the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease. Notwithstanding anything to the contrary in this Lease, any property of Lessee remaining in the Premises after the expiration or earlier termination of this Lease shall be treated in accordance with California Civil Code
         Section 1980, et seq.

21. ASSIGNMENT AND SUBLETTING. Lessee's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Lessee have the right to sublet the Premises, transfer any interest of Lessee's therein, or permit any use of the Premises by another party, without the prior written consent of Lessor to such assignment, subletting, or transfer of use.
               If Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner(s) owning fifty percent (50%) or more of the partnership, of the dissolution of the partnership, shall be deemed as a voluntary assignment.
               If Lessee consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from one person to the other or from a majority of persons to the others, shall be deemed a voluntary assignment.
               Notwithstanding anything to the contrary in this Lease, Lessee, without Lessor's prior written consent and without being subject to any of the provisions of this section, may sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, franchise, division or corporation controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, non-bankruptcy reorganization or government action or (iii) a purchaser of substantially all of Lessee's assets. A sale of Lessee's capital stock shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Lessor's consent.
               In the event of any subletting or transfer which is consented to, or not consented to, by Lessor, a subtenant or transferee agrees to pay monies or other consideration, whether by increased rent or otherwise, in excess of or in addition to those provided for herein, then all of such excess or additional monies or other consideration (after first deducting therefrom from the costs to Lessee to effectuate the assignment or sublease, including, the unamortized costs of any alterations installed in the Premises at Lessee's expense, leasing commissions and remodeling costs) shall be paid solely to Lessor, and this shall be one of the conditions to obtaining Lessor's consent.
               Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Lessor, as assignee, may collect such rent and apply it toward Lessee's obligations under this Lease; except that, until the occurrence of an act of default by the Lessee, Lessee shall have the right to collect such rent.
               A consent to one assignment, subletting, occupation, or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of the Lessor, terminate this Lease. Lessor's waiver or consent to any assignment or subletting hereunder shall not relieve Lessee from any obligation under this Lease unless the consent shall so provide. If Losses requests Lessor to consent to a proposed assignment or subletting, Lessee shall pay to Lessor, whether or not consent is ultimately given, Lessor's reasonable attorneys' fees incurred in conjunction with each such request.

22. PARKING CHARGES. Lessee agrees to pay upon demand, based on its percent of occupancy of the entire Premises, its pro-rata share of any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state, or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency.

23. INSOLVENCY OR BANKRUPTCY. Either (1.) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (2.) a general assignment by Lessee for the benefit of creditors, or (3.) any action taken or suffered by Lessee under any insolvency or bankruptcy act, if any such receiver, assignment or action is not released or discharges within sixty (60) days, shall constitute a breach of this Lease by Lessee. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Lessor to Lessee. This section is to be applied consistent with the applicable state and federal law in effect at the time such event occurs.

24. LESSOR LOAN OR SALE. Lessee agrees promptly following request by Lessor to (1.) execute and deliver to Lessor any documents, including estoppel certificates presented to Lessee by Lessor, (a.) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b.) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or stating the nature of any defaults, and (c.) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor, and (2.) to deliver to Lessor the current publicly available financial statements of Lessee with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the current fiscal year and the two immediately prior fiscal years, all prepared in accordance with Generally Accepted Accounting Principles consistently applied. Lessee's failure to deliver an estoppel certificate within five (5) business days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor. Failure of Lessee to execute and deliver any such estoppel certificates within the five (5) business days shall be a breach of Lessee's obligations under this Lease.
               The Provisions of this section shall be reciprocal and, within ten (10) days after request by Lessee, Lessor shall execute a similar estoppel in favor of Lessee.

25. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee's obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such Subleases or Subtenancies.

26. ATTORNEYS' FEES. If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys' fees, as fixed by the court.

27. NOTICES. All notices to be given to Lessee may be given in writing, personally, or by depositing the same in the United States mail, certified or registered, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned, or vacated the Premises and the address set forth below, or at such other address as Lessee may have theretofore specified by notice delivered in accordance herewith. Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

               LESSOR:      Los Gatos Business Park
                            900 Welch Road, Suite 10
                            Palo Alto, California 94304

               LESSEE:      Rhetorex, Inc.
                            151 Albright Way
                            Los Gatos, CA 95030

               AND TO:      Octel Communications Corporation
                            1001 Murphy Ranch Road
                            Milpitas, CA 95035-7912
                            Attn: Director of Real Estate and Facilities

               Notices given hereunder shall be deemed to have been given (i) on the third business day after mailing if such notice or report was deposited in the United States mail, certified or registered, postage Prepaid and (ii) when delivered if given by personal delivery.

28. TRANSFER OF SECURITY. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, upon the written assumption by such transferee of lessors obligations under this Lease.

29. WAIVER. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

30. HOLDING OVER. Any holding over after the expiration of the term or any extension thereof, with the consent of lessor, shall be construed to be a tenancy from month-to-month, at a rental of one and one-quarter (1 1/4) times the previous month's rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

31. COVENANTS, CONDITIONS, AND RESTRICTIONS. Attached hereto, marked Exhibit "C" and by this reference incorporated as if set out in full, are Covenants, Conditions, and Restrictions pertaining to Los Gatos Business Park. As a condition to this Lease, Lessee agrees to abide by all of said Covenants, Conditions, and Restrictions. Moreover, such reasonable rules and regulations as may be hereafter adopted by Lessor for the safety, care, and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Lessee agrees to obey all such rules and regulations, so long as any new rules and regulations do not increase Lessee's obligations or decrease Lessee's rights under this Lease or unreasonably interfere with Lessee's use of the Premises.

32. LIMITATION ON LESSORS LIABILITY. If Lessor is in default of this Lease, and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Premises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration, received by Lessor from the sale or other disposition of all or any part of Lessors right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part. Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency. The foregoing limitation shall not apply, however, to any losses, costs, claim or damages arising from or relating to the failure of a successor or assignee of Lessor to assume liability for the defaults or obligations of Lessor as it pertains to the security deposit and any prepaid rent which accrued prior to the date of an assignment or other transfer of Lessor's interest in the Premises.

33. QUIET POSSESSION. Lessor covenants that Lessee, on paying the rent and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the demised Premises for the term aforesaid.

34.      MISCELLANEOUS.

         A. Time is of the essence of this Lease and of each and all of its provisions.

         B. The term "building" shall mean the building in which the Premises are situated.

         C. Lessee shall have the exclusive right to make reasonable use of any driveways, sidewalks, and parking areas located on the parcel of land on which the building is situated.

         D. Lessee shall have the exclusive right to use all of the parking spaces on the land on which the Premises are located, which shall in no event be less than 108 parking spaces. Lessee's such reasonable use of parking areas shall not exceed that percent of the total parking areas which is equal to the ratio which floor space of the Premises bears to floor space of the building.

         E.    The term "assign" shall include the term "transfer."

         F. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

         G. All parties hereto have equally participated in the preparation of this Lease.

         H. The headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof

         I. Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.

         J. This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

         K. It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

         L. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

         M. This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

         N. All exhibits to which reference is made are deemed incorporated into this Lease, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

         O. Whenever this Lease requires an approval, consent, designation, determination or judgment by either Lessor or Lessee, such approval, consent, designation, determination or judgment shall not be unreasonably withheld or delayed, and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

         P. Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

         Q. If either Lessor or Lessee shall bring any action or legal proceeding to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees, court costs and experts' fees as may be fixed by the court. "Prevailing party" as used herein includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

         R. Lessee shall be entitled to install, at Lessee's sole cost and expense, a monument sign in front of the Premises so long as said signage complies with the Town of Los Gatos requirements and Los Gatos Business Park standards.

         S. Notwithstanding anything to the contrary in this Lease, Lessor and Lessor's agents, except in the case of emergency, shall provide Lessee with twelve (12) hours notice prior to entry of the Premises. Any entry by Lessor and Lessor's agents shall not impair Lessee's operations more than reasonably necessary, and Lessee shall have the right to have an employee accompany Lessor at all times that Lessor is Present on the Premises.

35. OPTION TO EXPAND. Lessor hereby represents and warrants that (i) it is the landlord under the lease for the premises consisting of approximately 14,700 square feet of space ("Expansion Space"), located in a building known as 100 Albright Way, Los Gatos, California, and more particularly described on Exhibit A hereto, (ii) the expiration date of the lease of Expansion Space is August 31, 1997, and (iii) the Expansion Space Lease does not contain any extension or renewal right and Lessor agrees not to extend or renew said lease provided Lessee has given notice of its intent to exercise its Option to Expand.
               Lessor hereby grants to Lessee the option to expand the Premises under this Lease to include Expansion Space, which option may be exercised in Lessee's sole discretion. Lessee may exercise said option to expand the Premises as follows:

               (a)   Provided Lessee does not receive a notice as set forth in
         Section 36(b) below, Lessee may exercise its option to expand the Premises by giving Lessor written notice of its' intention to exercise the option no later than December 31, 1996. If Lessee delivers such a notice, Lessee agrees to provide Lessor with a final space plan for the Expansion Space (to be attached as Exhibit D) no later than February 1, 1997.
               If Lessee has exercised its option to lease Expansion Space under this Section 35(a) the Premises under this Lease shall expand to include Expansion Space on the date (the "Expansion Space Effective Date") which is the later of October 15, 1997, and the date by which all of the following have occurred: (1) Lessor has substantially completed the improvements set forth on Exhibit E in accordance with the terms of this Lease (the "Improvements"); (ii) there remains no incomplete or defective item of improvements that would adversely affect Lessee's intended use of the Expansion Space (iii) Lessor has delivered legal possession of the Expansion Space to Lessee; and (iv) Lessor has obtained all approvals and permit from the appropriate governmental authorities required to be obtained by Lessor for the legal occupancy of the Expansion Space; and (v) all representations and warranties of Lessor under Section 6 of this Lease Shall be true, complete and correct with respect to Expansion Space; and (vi) the Expansion Space has been vacated by the previous tenant. Notwithstanding the foregoing, provided Lessee has given notice of its intent to exercise its option under this Section 35(a), if all of the foregoing have not occurred for any reason whatsoever on or before May 1, 1998, then, in addition to Lessee's other rights and remedies, Lessee may terminate the Expansion Option with respect to the Expansion Space by written notice to Lessor, or, at Lessee's election, the date Lessee is otherwise obligated to commence payment of rent for the Expansion Space shall be delayed by one day for each day that the Expansion Space Effective Date is delayed beyond such date.

               (b) If the current tenant in Expansion Space is unable to fulfill its obligations of its Lease through the expiration date (August 31, 1997) and is in default (after applicable notice and cure periods) under its Lease, Lessor shall notify Lessee in writing of its intent to evict the tenant. Lessee shall have five (5) business days to notify Lessor of its intent to exercise its option to lease Expansion Space. No response shall be deemed a rejection of the offer of Expansion Space. If Lessee has exercised its option to lease Expansion Space as set forth in this subsection (b), Lessee shall provide Lessor with a final space plan (to be attached as Exhibit E) within twenty
         (20) business days following Lessors notice. If Lessee has exercised its option to lease Expansion Space as set forth in this subsection (b) the Premises under this Lease shall expand to include Expansion Space on the date (the "Expansion Space Effective Date") which is the later of ninety (90) days after Lessor's notice to Lessee of its intent to evict tenant, and the date by which all of the following have occurred:
         (i) Lessor has substantially completed the improvements set forth on Exhibit B in accordance with the terms of this Lease (the "improvements"); (ii) there remains no incomplete or defective item of improvements that would adversely affect Lessee's intended use of the Expansion Space; (iii) Lessor has delivered legal possession of the Expansion Space to Lessee; and (iv) Lessor has obtained all approvals and permit from the appropriate governmental authorities required to be obtained by Lessor for the legal occupancy of the Expansion Space; and
         (v) all representations and warranties of Lessor under Section 6 of this Lease shall be true, complete and correct with respect to Expansion Space, and (vi) the Expansions Space has been vacated by the previous tenant. Notwithstanding the foregoing, provided Lessee has given notice of its intent to exercise its option under this Section 35(b), if all of the foregoing have not occurred for any reason whatsoever within nine (9) months of the date in which Lessee delivered its notice of intent, to exercise its option under this Section 35(b), then, in addition to Lessee's other rights and remedies, Lessee may terminate the Expansion Option with respect to the Expansion Space by written notice to Lessor, or, at Lessee's election, the date Lessee is otherwise obligated to commence payment of rent for the Expansion Space shall be delayed by one day for each day that the Expansion Space Effective Date is delayed beyond such date. Provided Lessee has given Lessor notice of its intent to exercise its option under this Section 35(b), Lessor shall use commercially reasonable efforts to evict and cause the current tenant to vacate the Expansion Space as quickly as reasonably possible.

               (c) If Lessee exercises its option to lease Expansion Space, Lessor shall provide Lessee with an allowance of $220,500 for mutually agreeable tenant improvements to be installed by Lessors contractor in accordance with the work letter attached hereto as Exhibit E.

               (d) Effective as of the Expansion Space Effective Date, this Lease shall be modified as follows:

                     (i) The monthly rent payable under this Lease shall be increased to include Expansion Space at the same amount per rentable square foot as the amount per rentable square foot of the existing Premises. Lessor and Lessee acknowledge that the rentable square footage of the existing Premises is as follows:

         Months 01-12 following the Commencement Date of this Lease:   $1.05 p.s.f.
         Months 13-24 following the Commencement Date of this Lease:    $1.08 p.s.f.
         Months 25-36 following the Commencement Date of this Lease:    $1.11 p.s.f.
         Months 37-48 following the Commencement Date of this Lease:    $1.14 p.s.f.
         Months 49-60 following the Commencement Date of this Lease:    $1.17 p.s.f.

                     (ii) The term of this Lease shall be extended so that the expiration date of this Lease is the seventh (7th) anniversary of the Expansion Space Effective Date. Monthly rent during any extended term of this Lease shall be payable in accordance with the following schedule:

         Months 61-72 following the Commencement Date of this Lease:    $1.20 p.s.f.
         Months 73-84 following the Commencement Date of this Lease:    $1.23 p.s.f.
         Months 85-96 following the Commencement Date of this Lease:    $1.26 p.s.f.
         Months 97-108 following the Commencement Date of this Lease:   $1.29 p.s.f.
         Months 109-120 following the Commencement Date of this Lease:  $1.32 p.s.f.

               The foregoing table shall on no event be deemed to extend the term of this Lease beyond the date which is the seventh (7th) anniversary of the Expansion Space Effective Date.

                     (iii) Lessee shall have the right-to use its pro-rata share of the building's 76 parking spaces.

                     (iv) Except as expressly provided in Sections 35 and 36 hereof, all of the terms a conditions of this Lease shall remain in full force and effect with respect to the addition of the Expansion Space, and this Lease shall not be modified as a result of the addition of the Expansion Space.

36. OPTION TO EXTEND TERM AFTER LESSEE'S EXERCISE OF THE OPTION FOR THE EXPANSION SPACE.

         A. Notwithstanding anything to the contrary in this Lease, provided that the Premises have expanded to include the Expansion Space as set forth in Section 35 hereof, at the end of the term of the Lease (as extended as provided in Section 35(d)(ii) hereof), Lessee shall have the option to extend the term on all the provisions contained in this Lease for one (1) five (5) year period ("extended term(s)") at an adjusted rental calculated as provided in Subparagraph B below on the condition that:

               1. Lessee has given to Lessor written notice of exercise of that option ("option notice") at least six (6) months before expiration of the initial term or extended term(s), as the case may be.

               2. Lessee is not in default of the Lease on the date of giving the option notice, and Lessee is not in default on the date that the extended term is to commence.

         B. RENT FOR OPTION PERIOD: The rent during the extended term shall be the then current fair market monthly rent ("Fair Market Rent") for the Premises as of the commencement date of the applicable extended term, as determined by the agreement of the parties or, if the parties cannot agree within sixty (60) days prior to the commencement of such extended term, then by an appraisal. All other terms and conditions contained in the Lease and this Addendum, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Option term.
                     If it becomes necessary to determine the fair market rental value for the Premises by appraisal, real estate appraiser(s), all of whom shall be members of the American institute of Real Estate Appraisers and have at least five (5) years experience appraising office space located in the vicinity of the Premises and none of whom shall have worked for either Lessor or Lessee in the five (5) year period preceding the commencement date of the applicable extended term, shall be appointed and shall act in accordance with the following procedures:

                     1. If the parties are unable to agree on the Fair Market within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten
                     (10) days following the Notifying Party's appraisal demand, the other party (the (the "Non-Notifying Party") shall either approve the appraiser selected by the notifying party or select a second property qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party falls to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fall to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

                     2. It only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

                     3. If multiple appraisers are selected, the appraisers shall meet no later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers.

                     4. If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notifying both Lessor and Lessee of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Lessor and Lessee an independent appraisal of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

                     5. The appraisers' determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Premises with the improvements installed therein at Lessor's expense and shall take into account Lessee's obligations to pay additional rent under this Lease. In determining Fair Market Rent, the appraisers shall not consider any alterations installed in the Premises at Lessee's expense.

                     6. If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

37.      RIGHT OF FIRST REFUSAL.

         A. Lessor hereby represents and warrants to Lessee that (i) it is the landlord under the lease for the premises consisting of approximately 10,584 square feet of space (the "Refusal Space"), located in a building known as 100-A Albright Way, Los Gatos, California, and more particularly described on Exhibit A hereto, (ii) the expiration date of the lease of the Refusal Space (the "Refusal Space Lease") is January 24, 1998, and (iii) the Refusal Space Lease does not contain any extension or renewal rights.

         B. If, at any time during the term, as extended, the Refusal Space shall become vacant or Lessor shall solicit or receive a bona fide offer in writing ("Offer") from an unrelated third party to lease all or any portion of the Refusal Space, Lessee shall have a right of first refusal ("Right of First Refusal") to lease the Refusal Space upon the same terms and conditions as set forth in the Offer, except that the term shall be deemed to be coterminous with the term of the Lease, provided Lessee has exercised its option to lease the Expansion Space. Lessor, promptly following Lessor's receipt of the Offer, shall deliver written notice to Lessee specifying the terms and conditions contained in the Offer. Lessee shall exercise its Right of First Refusal by providing Lessor with written notice of its exercise within five (5) business days after the date of the receipt of Lessor's notice regarding the Offer. If Lessee exercises its Right of First Refusal within the five (5) business day period, Lessor and Lessee promptly shall execute an amendment to the Lease relating to the Refusal Space, which includes the terms and conditions set forth in the Offer, except as set forth above. If Lessee fails to provide Lessor with its written notice of exercise within the five (5) business day period, then Lessee shall be deemed to have elected not to exercise its Right of First Refusal with respect to the particular Offer at issue.

38. RIGHT OF FIRST OFFER. If Lessor determines to lease any space in the project owned by Lessor and known as Los Gatos Business Park (the "Offer Space"), then Lessor shall notify Lessee of the terms on which Lessor is willing to lease the Offer Space. If Lessee, within five (5) business days after receipt of Lessor's written notice indicates in writing its agreement to lease the Offer Space on the terms stated in Lessor's notice, Lessor and Lessee promptly shall execute an amendment to the Lease relating to the Offer Space, which includes the terms and conditions set forth in Lessor's notice, except that the term shall be deemed to be coterminous with the term of the Lease. If Lessee does not indicate in writing its agreement to lease the Offer Space on the terms contained in Lessor's notice within said five (5) business day period, then Lessor thereafter shall have the right to lease the Offer Space to a third party on the same terms stated in Lessor's notice. Lessee's Right of First Offer as set forth herein shall be subject to existing expansion and renewal rights, rights of first refusal and rights of first offer of other tenants in the project, existing as of this date.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written.

LESSOR:                                   LESSEE:

Los Gatos Business Park                   Rhetorex, Inc.




By:________________________________       By:___________________________________

Date:______________________________       Date:_________________________________

                                    EXHIBIT A

                              [Map of Albright Way]

                                   EXHIBIT B

         The Final Plans, approved by Lessee and Lessor, shall be attached to the Lease as Exhibit B upon completion of the drawings.

                                    EXHIBIT E

                           EXPANSION SPACE WORK LETTER



         1. Lessor shall construct the Improvements to the Expansion Space (the "Improvements") in accordance with the preliminary plans prepared by Lessee and approved by Lessor (the "Preliminary Plans") in accordance with the terms of this work letter. The parties shall confer and negotiate in good faith to reach agreement on the Preliminary Plans.

         2. Lessor shall cause three (3) subcontractors for each trade to bid for construction of the Improvements. If Lessee so desires, Lessee may also select a qualified subcontractor to bid the work. All bids will be opened together with Lessor selecting the subcontractors to construct the Improvements (the "General Contractor"), subject to reasonable approval of Lessee.

         3. Lessor shall cause to be prepared, as quickly as possible, final plans, specifications and working drawings of the Improvements ("Final Plans"), as well as an estimate of the total cost for the Improvements ("Cost Estimate") all of which conform to or represent logical evolutions of or developments from the Preliminary Plans. The Final Plans and Cost Estimate shall be delivered to Lessee Immediately upon completion. Within five (5) business days after receipt thereof, Lessee shall (a) approve the Final Plans and Cost Estimate, or (b) deliver to Lessor the specific written changes to such plans that are necessary, in Lessee's opinion, to conform such plans to the Preliminary Plans or to reduce costs. If Lessee desires changes, Lessor shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the Final Plans, and the Cost Estimate as a consequence of such change. As soon as approved by Lessor and Lessee, Lessor shall submit the Final Plans to all appropriate governmental agencies and thereafter Lessor shall use its best efforts to obtain required governmental approvals as soon as practical.

         4. After the Final Plans have been approved by Lessor and Lessee as provided above, neither party shall have the right to require extra work or change orders with respect to the construction of the Improvements without the prior written consent of the other, which consent shall not be unreasonably withhold or delayed. All change orders shall specify any change in the Cost Estimate as a consequence of the change order.

         5. Lessor shall thereafter commence construction of the Improvements and shall diligently prosecute such construction to completion.

         6. When the Improvements are complete, Lessor shall deliver possession of the Expansion Space to Lessee.

         7. Notwithstanding anything to the contrary in the Lease, effective upon delivery of the Expansion Space to Lessee, Lessor does hereby warrant that
(a) the construction of the

Improvements was performed In accordance with all rules, regulations, codes, statutes, ordinances and laws of all governmental and quasi-governmental authorities, in accordance with the Final Plans, and in a good and workmanlike manner, (b) all material and equipment installed therein conformed to the Final Plans and was of good quality, (c) the electrical, plumbing, and mechanical systems servicing are in working order and in good condition, and (d) the roof is in good condition and water tight.

         8. The cost of the Improvements shall not include (and Lessee shall have no responsibility for and the Allowance shall not be used for) the following: a) costs Incurred to remove Hazardous Materials from the Expansion space prior to Lessee taking occupancy of the Expansion Space or the surrounding area; (b) costs Incurred as a consequence of delay (unless the delay is caused by Lessee), construction defects or default by a contractor, (c) costs recoverable by Lessor upon account of warranties and Insurance; (d) costs Incurred as a result of alterations to the Expansion Space by the existing tenant therein after the date of execution of the Lease; restoration costs in excess of Insurance proceeds as a consequence of casualties.

         9. In such event that the cost of the Improvements exceeds the Allowance, Lessee shall pay to Lessor the amount of any such overage prior to Lessors delivery of the Expansion Space to Lessee.

         10. So long as such occupancy does not Interfere with Lessors construction of the Improvements, Lessee shall have the right to occupy the Expansion Space prior to the completion of the Improvements for the purpose of installing its equipment, data, telecommunications system and trade fixtures. Such occupancy shall be subject to all of the terms of the Lease except the obligation to pay rent.

         11. Within thirty (30) days after the delivery of the Expansion Space, Lessee shall have the right to submit a written "punch list" to Lessor, setting forth any defective term of construction, and Lessor shall promptly cause such items to be corrected at Lessor's sole cost and expense.

                                    EXHIBIT F

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT



         SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT made as of the ____ day of November, 1994, by and between THE UNION LABOR LIFE INSURANCE COMPANY, having an address at 111 Massachusetts Avenue, Washington D.C. 20001 ("Lender") and ______________________ having an address at _______________
("Lessee")

                                   WITNESSETH:

         WHEREAS, Los Gatos Business Park, a California limited partnership ("Lessor") is the owner of the fee estate in that certain property located in Los Gatos, California more particularly know as 100-160 Albright Way (the "Property"); and

         WHEREAS, Lessor and Lessee have entered into a lease dated _____________ (the "Lease"), covering a portion of the Property (the "Leased Premises"); and

         WHEREAS, Lessor proposes to borrow certain sums from Lender, such loan to be evidenced by a promissory note and secured by, INTER ALIA, a deed of trust encumbering the Leased Premises (the "Deed of Trust"); and

         WHEREAS, to induce Lender to make the loan to Lessor, Lessee has agreed to subordinate the Lease to the Deed of Trust, and Lender has agreed that the Lease shall remain in force and effect on the terms, and conditions hereinafter set forth, notwithstanding any foreclosure or other proceedings for enforcement of the Deed of Trust.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. The Lease and any extension, renewal, replacement or modification thereof and all of the right, title and interest of Lessee in and to the Leased Premises and the rights of Lessee under the Lease now are, and shall at all times continue to be subject and subordinate to the lien and security interest of the Deed of Trust and to each renewal, extension, modification or replacement thereof, with the same force and effect as if the Deed of Trust had been executed, delivered and recorded prior to the execution and delivery of the Lease.

         2. So long as Lessee is not in default in the payment of rents or in this performance of any of the other terms, covenants or conditions of the Lease requiring performance on the part of Lessee, (a) Lender will not join Lessee as a party defendant in any action or proceeding for the purpose of terminating any ownership, possession, interest or estate of Lessor because of any default under the Deed of Trust. Unless Lessee is deemed a necessary party by the court, in which event Lessee may be so named but such naming shall not otherwise be in derogation of the rights of Lessee set forth in this Agreement, and (b) the Lease and the rights of Lessee thereunder shall not be divested by a sale on the Deed of Trust or on the obligation secured by the Deed of Trust or the exercise of any other right or remedy available to Lender against Lessor.

         3. If the Property or any portion thereof which includes the Leased Premises shall be transferred to and owned by Lender or any assignee of Lender, or any purchaser at judicial sale or any transferee under an action in lieu thereof, by reason of foreclosure or other remedial proceedings brought by Lender or any assignee of Lender, or by any transferee or purchaser, or by any other similar manner, or if the interest of Lessor is terminated or assigned by any action of the Lender and Lessee is not in default in the Payment of rent or in the performance of any of the other terms, covenants or conditions of the Lease requiring performance on the part of Lessee, Lessee's rights shall not be terminated thereby; rather, Lessee shall be bound by Lender or any such assignee, purchaser or transferee (hereinafter referred to collectively as "Successor Landlord") under all or the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if the Successor Landlord were the lessor under the Lease with the Lease remaining in full force and effect, provided, however, that the Successor Landlord shall not be:

              (a) liable for any act or omission of any prior landlord, or for the return of any security deposit unless actually received by the Successor Landlord; or

              (b) subject to any offsets or defenses which Lessee may have against any prior landlord; or

              (c) bound by any payment of rent which Lessee may have paid for more than the then current month to any prior landlord, or bound by any amendment, modification, extension or supplement of the Lease, made without the written consent of Lender; or

              (d) obligated to repair, replace, rebuild or restore the Leased Premises, or any part thereof, in the event, of total or substantially total damage or destruction beyond such repair, replacement, rebuilding or restoration of the Leased Premises as can reasonable be accomplished from the net proceeds of insurance actually received by, or made available to, Successor Landlord for such purposes; or

              (e) obligated to repair, replace, rebuild or restore the Leased Premises, or any part thereof, in this event of partial condemnation beyond such repair, replacement, rebuilding or restoration of the Leased Premises as can reasonably be accomplished from the net proceeds of any award actually received by, or made available to, Successor Landlord, as consequential damages allocable to the part of the Leased Premises not taken; or

              (f) obligated to make any capital improvements to the Leased Premises, or to construct, erect or complete any construction or renovation of all or any portion of the improvements at the Leased Premises, which Lessor may have agreed to make but has not commenced or completed; or

              (g) personally liable under the Lease, and the liability of the Successor Landlord under the Lease shall be limited to the extent of the interest of the Successor Landlord in the Property.

         4. In the event of any occurrence referred to in Paragraph 3 hereof, Tenant agrees to attorn to the Successor Landlord on the terms set forth in Paragraph 3 hereof, said attornment to be effective and self operative upon notice from the Successor Landlord without the execution of any further instruments on the part of either of the parties hereto.

         5. This Agreement shall remain in effect throughout the term of the Lease, including all option periods, if any.

         6. Lessee agrees to notify Lender of any default of the landlord under the Lease which would entitle Lessee to cancel the Lease or abate the rent payable under the Lease, and agrees that, notwithstanding any provision of the Lease, no notice of cancellation of the Lease shall be effective unless Lender has received said notice and has failed within thirty (30) days of the date thereof to cure any default, or if such default cannot be cured by Lender within thirty (30) days, has failed to commence and to diligently prosecute the curing of any default which gave rise to such right of cancellation or abatement.

         7. The provisions of this Agreement shall be self-operative and no further instrument shall be necessary to effect the aforementioned continuation, attornment, recognition and subordination. Nevertheless, in confirmation thereof, Lessee shall execute and deliver, upon request of Lender or any other party to whom Lessee has agreed to attorn, an appropriate certificate to confirm such continuation, attornment, recognition and subordination.

         8. All notices, demands, consents, approvals and other communications (collectively, "Notices") hereunder shall be in writing and shall be sent by hand, or by telecopy (with a duplicate copy sent by ordinary mail, postage prepaid), or by postage prepaid, certified or registered mail, return receipt requested, or by reputable overnight courier service, postage prepaid, addressed to the party to be notified as set forth below:

              If to Lender,         The Union Labor Life insurance Company
                                    Mortgage and Real Estate Department
                                    111 Massachusetts Avenue, N.W.
                                    Washington, D.C. 20001
                                    Attn: Thomas C. Perkins
                                    Telecopy No: 202-682-6784
              with a copy to,       Manatt, Phelps & Phillips
                                    11355 West Olympic Boulevard
                                    Los Angeles, California 90064
                                    Attn: Chris A. Carlson, Esq.
                                    Telecopy No: 310-312-4224

              if to Lessee,         _____________________________
                                    _____________________________
                                    _____________________________
                                    Attn:________________________
                                    Telecopy No.:________________

              with a copy to,       _____________________________
                                    _____________________________
                                    _____________________________
                                    Attn:________________________
                                    Telecopy No.:________________

Notices shall be deemed given when delivered by hand or when a legible copy is received by telecopier (with receipt being verified by telephone confirmation), or if mailed, five (5) business days after mailing (or one business day for overnight courier service), with failure to accept delivery constituting delivery for this purpose. Any party hereto may change the addresses for Notices set forth above by giving at least ten (10) days, prior Notice of such change in writing to the other party as aforesaid and otherwise in accordance with these provisions.

         9. This Agreement shall begin upon and shall inure to the benefit of Lender and Lessee, and their respective transferees, successors and assigns.

         10. This Agreement may not be changed, waived, modified or discharged orally, but only by an instrument in writing executed by the party against whom enforcement of any change, waiver, modification or discharge is sought.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the date first set fort above.

                                         THE UNION LABOR LIFE INSURANCE COMPANY

                                         By:___________________________________
                                         Title:________________________________



                                         By:___________________________________
                                         Title:________________________________

                                    EXHIBIT C

                             LOS GATOS BUSINESS PARK
                     COVENANTS, CONDITIONS AND RESTRICTIONS






























                                            RHETOREX, INC.
                                            151 Albright Way


                                            AGREED & ACCEPTED:

                                            _________________      __________
                                            Lessee                 Date

                                            _________________      __________
                                            Lessor                 Date

                             LOS GATOS BUSINESS PARK


         THIS DECLARATION is made on this 2nd day of February, 1976, by LOS GATOS BUSINESS PARK, A LIMITED PARTNERSHIP organized under the laws of the State of California.

         The property described in Exhibit "A" is subject to this Declaration and will be known as LOS GATOS BUSINESS PARK.

         LOS GATOS BUSINESS PARK is being developed as a planned industrial complex which will provide employment t opportunities for the residents of the County of Santa Clara and the surrounding area. This Declaration is designed to complement local government and municipal regulations. Except where the LOS GATOS BUSINESS PARK RESTRICTIONS conflict with such local government and municipal regulations, said Restrictions shall be binding upon all owners, lessees, licensees, occupants, users of the property subject to these Restrictions, and their successors in interest as set forth in this Declaration. It is assumed that the users of industrial sites in the LOS GATOS BUSINESS PARK will be motivated to preserve these qualities through mutual cooperation and by enforcing not only the letter but the spirit of this Declaration.

ARTICLE I - DEFINITIONS

         Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for all purposes of this Declaration, have the meanings herein specified.

         Section 1 - "ARCHITECT": The term "Architect" shall mean a person holding a certificate to practice architecture in the State of California under authority of Division 3, Chapter 3 of the Business and Professions Code of the State of California.

         Section 2 - "BENEFICIARY": The term "Beneficiary" shall mean a mortgagee under a mortgage, as well as a beneficiary under a deed of trust.

         Section 3 - "DECLARATION": The term "Declaration" shall man the COVENANTS, CONDITIONS AND RESTRICTIONS FOR LOS GATOS BUSINESS PARK.

         Section 4 - "DEED OF TRUST": The term "Deed of Trust" or "Trust Deed" shall mean a mortgage as well as a deed of trust.

         Section 5 - "FILE": The term "File" shall mean, with reference to any subdivision map, record of survey or parcel map, the filing of said map in the Office of the Recorder of the County of Santa Clara, State of California.

         Section 6 - "GRANTOR": The term "Grantor" shall mean LOS GATOS BUSINESS PARK, a LIMITED PARTNERSHIP; and to the extent provided in Article VII - Section I below, its successors and assigns.

         Section 7 - "IMPROVEMENTS": The term "Improvements" shall include buildings out-buildings, roads, driveways, parking areas, fences, screening walls and barriers, retaining walls, stairs, decks, hedges, windbreaks, plantings, planted trees and shrubs, poles, signs, loading areas and all other structures or landscaping improvements of every type and kind.

         Section 8 - "MORTGAGEE": The term "Mortgagee" shall mean a beneficiary under, or a holder of a deed of trust as well as a mortgagee under a mortgage.

         Section 9 - "LOS GATOS BUSINESS PARK": The term "LOS GATOS BUSINESS PARK" shall mean all of the real property now or hereafter made subject to this Declaration.

         Section 10 "LOS GATOS BUSINESS PARK RESTRICTIONS": The term "Los Gatos Business Park Restrictions" shall mean the covenants, conditions and restrictions set forth in this Declaration, as it may from time to time be amended or supplemented.

         Section 11 - "OWNER": The term "Owner" shall mean and refer to any person having any estate in any site, excluding any person who holds such interest as security for the payment of an obligation, but including any mortgagee or other security holder in actual possession of any lot, by foreclosure or otherwise, and any person taking title from any such security holder.

         Section 12 - "RECORD" - "RECORDED": The term "Record" or "Recorded" shall mean, with respect to any document, the recordation of said document in the Office of the County Recorder of the County of Santa Clara, State of California.

         Section 13 - "SIGN": The term "Sign" shall mean any structure, device or contrivance, electric or non-electric, and all parts thereof which are erected or used for advertising purposes upon or within which any poster, bill, bulletin, printing, lettering, painting, device or other advertising of any kind whatsoever is used, placed, posted, tacked, nailed, pasted, or otherwise fastened or affixed to ground or improvements.

         Section 14 - "SITE": The term "Site" shall mean all contiguous land under one ownership.

         Section 15 - "STREETS": The term "Streets" shall mean any street, highway or other thoroughfare within or adjacent to the property and shown on any recorded subdivision or parcel map, or record of survey, whether designated thereon as street, boulevard, place, drive, road, terrace, way, land, circle or otherwise.

         Section 16 - "VISIBLE FROM NEIGHBORING PROPERTY": The term "Visible From Neighboring Property" shall mean, with respect to any given object, that such object is or would be visible to a person six (6) feet tall, standing on any part of such neighboring property at an elevation no greater than the elevation of the base of the object being viewed.

         Section 17 - "LOT": The term "lot" shall mean the fractional part of blocks as divided and sub-divided on subdivision or parcel maps of the Official Records of the Recorder of Santa Clara County, California, as they from time to time become current.

ARTICLE II - PROPERTY SUBJECT TO THE LOS GATOS BUSINESS PARK RESTRICTIONS

         Section 1 - GENERAL DECLARATION CREATING LOS GATOS BUSINESS PARK:
Grantor hereby declares that all of the real property located in the Town of Los Gatos County of Santa Clara, State of California, described in Exhibit "A". which is attached hereto and incorporated herein by this reference is and shall be, conveyed, hypothecated, encumbered, leased, occupied, built upon or otherwise used, improved or transferred in whole or in part subject to the LOS GATOS BUSINESS PARK RESTRICTIONS, meaning the covenants, conditions and restrictions set forth in this Declaration. All of said restrictions are declared and agreed to be in furtherance of a general plan for the subdivision, improvement and sale of said real property and are established for the purpose of enhancing and perfecting the value, desirability and attractiveness of said real property and every part thereof. All of the LOS GATOS BUSINESS PARK RESTRICTIONS shall run with all of said real property for all purposes and shall be binding upon and inure to the benefit of Grantor and all owners, lessees, licensees, occupants and their successor in interest as set forth in this Declaration.

         Section 2 - ADDITION OF OTHER REAL PROPERTY BY GRANTOR:

         A. GRANTOR'S POWER: Grantor may at any time during the pendency of this Declaration add all or a portion of any land now or hereafter owned by Grantor to the property which is covered by this Declaration, and upon recording of a notice of addition of real property containing at least the provisions set forth in Section 2B of this Article 11, the provisions of this Declaration specified in said notice shall apply to such added land in the same manner as if it were originally covered by this Declaration. Thereafter, to the extent this Declaration is made applicable thereto, the rights, powers and responsibilities of Grantor and the owners, lessees, licensees and occupants of parcels within such added land shall be the same as in the case of the land described in Exhibit "A".

         B. NOTICE OF ADDITION OF LAND: The notice of addition of real property referred to in Section 2A above shall contain at least the following provisions:

              (1) A reference to this Declaration stating the date of recording hereof and the book or books of the records of Santa Clara County, California, and the page numbers where this Declaration is recorded;

              (2) A statement that the provisions of this Declaration, or some specified part thereof, shall apply to such added real property;

              (3)   A legal description of such added real property; and

              (4) Such other or different covenants, conditions and restrictions as Grantor shall, in its discretion, specify to regulate and control the use, occupant and improvement of such added real property.

ARTICLE  III - REGULATION OF MOMENTS

         Section 1 - APPROVAL OF PLANS:

         A. APPROVAL REQUIRED: No improvement shall be erected, placed, altered, maintained or permitted to remain on any land subject to this Declaration until final plans and specifications shall have been submitted to and approved in writing by Grantor. Such final plans and specifications shall be submitted in writing in duplicate over the authorized signature of the owner, lessee, licensee or other occupant of the site or his authorized agent. Such plans and specifications shall be in such form and shall contain such information as may be required by the Grantor, but in any event shall include:

              (1) A site development plan of the lot showing the nature, grading scheme, kind, shape, materials and location with respect to the particular lot (including proposed front, rear and side setback lines) of all structures, the location thereof with reference to structures on adjoining portions of the property, and the number and location of all parking spaces and driveways on the lot;

              (2)   A landscaping plan for the particular lot;

              (3)   A signing and lighting plan; and

              (4) A building elevation plan showing dimensions, materials and exterior color scheme and be in no less detail than required by the appropriate governmental authority for the issuance of a building permit. Changes in approved plans which materially affect building size, placement or external appearance must be similarly submitted to and approved by Grantor.

         B. BASIS FOR APPROVAL: Approval shall be based, among other things, on adequacy of site dimensions, adequacy of structural design, conformity and harmony, of external design with neighboring structures, effect of location and use of proposed improvements on neighboring sites, proper facing of main elevation with respect to nearby streets, adequacy of screening of mechanical air conditioning or other roof top installations, and conformity of the plans and specifications to the purpose and general plan and intent of this Declaration. No plans will be approved which do not provide for the underground installation of power, electrical, telephone and other utility lines from the property line to buildings. No plans will be approved which provide for buildings covering more than fifty percent (50%) of the lot areas. Grantor shall not arbitrarily or unreasonably withhold its approval of such plans and specifications. Grantor shall have the right to disapprove any plans and specifications submitted hereunder, including but not limited to any of the following:

              (1)   Failure to comply with any of the Restrictions;

              (2) Failure to include information in such plans and specifications as may have been reasonably requested by Grantor;

              (3) Objection to the exterior design, appearance of materials of any proposed structure;

              (4) Objection on the ground of incompatibility of any proposed structure or use with existing structures or uses upon other lots or other properties in the vicinity;

              (5) Objection to the location of any proposed structure upon any lot with reference to other lots in the vicinity;

              (6)   Objection to the grading plan for any lot;

              (7) Objection to the color scheme, finish, proportions, style or architecture, height, bulk or appropriateness of any structure;

              (8) Objection to the number or size of parking spaces, or to the design of the parking area;

              (9) Any other matter, which in the judgment of the Grantor, would render the proposed structure or structures or use inharmonious with the general plan for improvement of the property or with structures located upon other lots or other properties in the vicinity.

         C. APPROVAL: Upon approval by the Grantor of any plans and specifications submitted hereunder, a copy of such plans and specifications as approved, shall be deposited for permanent record with the Grantor, and a copy of such plans and specifications bearing such approval, in writing, shall be returned to the applicant submitting the same.

         D. RESULT OF AN ACTION: If Grantor fails either to approve or disapprove such plans and specifications within sixty (60) days after the same have been submitted to it, it shall be conclusively presumed that Grantor has disapproved said plans and specifications; provided, however, that if within said sixty (60) day period Grantor gives written notice of the fact that more time is required for the approval of such plans and specifications, there shall be no presumption that the same are disapproved until the expiration of a reasonable period of time as set forth in said notice.

         E. PROCEEDING WITH WORK: Upon receipt of approval from Grantor pursuant to this Section the Owner or lessee to whom the same is given shall as soon as practicable, satisfy all conditions thereof and diligently proceed with the commencement and completion of all approved construction, refinishing, altered and excavations. In all cases work shall be commenced within one (1) year from the date of such approval. If there is a failure to comply with this paragraph then the approval given pursuant to this Section shall be deemed revoked unless Grantor upon request made prior to the expiration of said one (1) year period extends the time for commencing work.

         F. COMPLETION OF WORK: In any event, reconstruction, refinishing or alteration of any such improvement shall be completed within two (2) years after the commencement thereof except for so long as such completion is rendered impossible or would result in great hardship due to strikes, fire, national emergencies, natural calamities or other supervening forces beyond the control of the Owner, lessee, licensee or occupant or his agents. Failure to comply with this paragraph shall constitute a breach of the LOS GATOS BUSINESS PARK RESTRICTIONS and subject the defaulting party or parties to all enforcement procedures set forth in this Declaration and any other remedies provided by law or in equity.

         G. LIABILITY: Grantor shall not be liable for any damage, loss or prejudice suffered or claimed on account of:

              (1) The approval or disapproval of any plans, drawings and specification whether or not defective;

              (2) The construction or performance of any work, whether or not pursuant to approved plans, drawings and specifications; or

              (3) The development of any property within the LOS GATOS BUSINESS PARK.

         H. REVIEW FEE: An architectural review fee shall be paid to Grantor at such time as plans and specifications are submitted for approval based on the following schedule;

              (1) When the plans submitted are prepared by an architect, the architectural review fee shall be Two Hundred Fifty Dollars ($250.00);

              (2) In all other cases the architectural review fee shall be Five Hundred Dollars ($500.00).

         I. CONSTRUCTION WITHOUT APPROVAL: If any improvement shall be altered, erected, placed or maintained upon any lot, or any new use commenced on any lot, otherwise than in accordance with the approval by the Grantor pursuant to the provisions of this Section, such alteration, erection, maintenance or use shall be deemed to have been undertaken in violation of this Section and without the approval required herein, and upon written notice from the Grantor, any such structure so altered, erected, placed or maintained upon any lot in violation hereof shall be removed or re-altered, and any such use shall be terminated so as to extinguish such violation. If within fifteen (15) days after the notice of such violation the Owner of the lot upon which such violation exists shall not have taken reasonable steps toward the removal or termination of the same, Grantor shall have the right, through its agents and employees, to enter upon such lot, subject to any security controls imposed by the Government of the United States (or any agency thereof) with respect to any operation being conducted thereon, and to take such steps as may be necessary to extinguish such violation. Grantor or any such agent shall not thereby be deemed to have trespassed upon such lot and shall be subject to no liability to the Owner or occupant of such lot for such entry and any action taken in connection with the removal of any violation. The cost of any abatement or removal hereunder shall be a binding personal obligation of such mortgagee upon the lot in question. The lien provided in this Section shall not be valid as against a bona-fide purchaser (or bona-fide mortgagee) of a lot in question unless a suit to enforce said lien shall have been filed in a court of record in Santa Clara County, California, prior to the recordation among the land records of Santa Clara County, California, of the deed (or mortgage) conveying the lot in question to such purchaser (or subjecting the same to such mortgage).

         Section 2 - LIMITATIONS ON IMPROVEMENTS:

         A. MINIMUM SETBACK LINES: No improvements of any kind, and no part thereof, shall be placed closer than permitted by Grantor to an interior property line. No improvements of any kind, and no part thereof, shall be placed closer than twenty-five (25) feet from a property line fronting streets.

         B. EXCEPTIONS TO SETBACK REQUIREMENTS: The following structures and improvements are specifically excluded from the foregoing setback requirements:

              (1) Roof overhang subject to the specific approval of Grantor in writing, provided it does not extend more than six (6) feet into the setback area;

              (2)   Steps and walks;

              (3) Paving and associated curbing except that vehicle parking area shall not be permitted to extend within street setback area.

              (4) Fences, except that no fence shall be placed within the street setback area unless specific approval is given by Grantor in writing;

              (5)   Landscaping;

              (6) Planters, not to exceed three (3) feet in height, unless specific written approval is given by Grantor;

              (6) Signs identifying the owner, lessee or occupant subject to the specific approval of Grantor in writing;

              (7) Lighting facilities, subject to the specific approval of Grantor in writing.

         C. LANDSCAPING: Every site on which a building shall have been placed shall be landscaped in accordance with plans and specifications submitted to and approve by Grantor pursuant to Section 1 above. Landscaping as approved by Grantor shall be installed within thirty (30) days of occupancy or completion of the building, whichever occurs first, unless Grantor approves in writing another completion date. After completion such landscaping shall be maintained in a sightly and well-kept condition. The area of each site between any street and any minimum setback line as defined by paragraphs A and B of this Section shall be landscaped with an effective combination of street trees, trees, ground cover and shrubbery. All other areas fronting on a street that are not utilized for parking or driveways shall be landscaped in a similar manner. All areas of each site not fronting on a street and not used for parking or storage shall be landscaped utilizing ground cover and/or shrub and tree materials. Undeveloped areas proposed for future expansion shall be maintained in a weed-free condition and shall be landscaped if required by Grantor. Unpaved areas between the street curb line and the property line adjoining any street shall be landscaped and maintained by Owner. An underground automatic landscape irrigation system shall be provided by the owner over all landscaped areas. Areas used for parking shall be landscaped, be or fenced in such a manner as to screen said areas from view from adjacent streets Such screening shall extend at least forty two (42) inches above the high point of the finished pavement in said parking area. Plant materials used for this purpose shall consist of lineal or grouped masses of shrubs and/or trees.

         If, in the opinion and sole discretion of the Grantor, the required landscape is not maintained in a sightly and well-kept condition, the Grantor shall have the right, through its agents and employees, to enter onto any site and to take such steps as may be necessary to maintain the landscaping in a sightly and well-kept condition. Grantor, or any such agent or employee, shall not thereby be deemed to have trespassed upon such site and shall be subject to no liability to the owner or occupant of such site for such entry and any action taken in connection with such necessary maintenance. The cost of any such maintenance hereunder shall be a binding personal obligation of such Owner, as well as a lien (enforceable in the same manner as a mortgage) upon the site in question. The lien provided in this Section shall not be valid as against a bona-fide purchaser (or bona-fide mortgagee) of a site in question unless a suit to enforce said lien shall have been filed in a court of record in Santa Clara County, California, prior to the recordation among the land records of Santa Clara County, California, of a deed (or mortgage) conveying the site in question to such purchaser (or subjecting the same to such mortgage).

         D.   SIGNS:

              (1) No sign shall be permitted on any site unless approved by Grantor in writing. No sign shall be approved other than those identifying the name, business and products of the person or firm occupying the premises and those offering the premises for sale or for lease;

              (2) The location of signs shall be governed by the setback requirements set forth in Article III-Section 2 unless Grantor gives permission for a non-conforming location;

         E.   PARKING AREAS:

              (1) Adequate off-street parking shall be provided to accommodate all parking needs for employee, visitor and company vehicles on the site. The intent of this provision is to eliminate the need for any on-street parking; provided that this provision does not prohibit on-street parking of public transportation vehicles.

              (2) On-Site: Required off-street parking shall be provided on the site of the use served, or on a contiguous site, or within six hundred (600) feet of this subject site. Where parking is provided on other than the site concerned, a recorded document shall be filed with the Grantor and signed by the Owners of the alternate site stipulating to the permanent reservation of the use of the site for said parking.

              (3) Paved Areas: Parking areas shall be paved so as to provide dust-free, all-weather surfaces. Each parking space provided shall be designated by lines painted on the paved surfaces and shall be adequate in area, and all parking areas shall provide, in addition to parking spaces, adequate driveways and space for the movement of vehicles.

              (4) Parking Plan: The number of parking spaces required for each site, and the specific location of the same, shall be designated in plans for each site which have been submitted and approved in the manner set forth herein. In determining the number of parking spaces and the location thereof of each site, Grantor shall consider the exact nature of the use proposed for the site; the anticipated number and manner of employment of persons on the site; the nature and location of proposed structures on the site; and such other matters as Grantor shall deem relevant.

              (5) Limitation: No parking spaces shall be located on, and no parking shall be permitted by the Grantor within designated street setback areas.

         F.   STORAGE AND LOADING AREAS:

              (1) Unless specifically approved by Grantor in writing, no materials, supplies or equipment, including company-owned or operated trucks and motor vehicles shall be stored in any area on a site except inside a closed building, or behind a visual barrier screening such areas so that they are not visible from the neighboring properties or public streets. Any storage areas screened by visual barriers shall be located on the rear portions of the site, unless approved by Grantor in writing. No storage areas shall extend into setback lines as established herein unless approved by Grantor in writing.

              (2) All provisions for vehicle loading shall be provided on the site with on-street vehicle loading not permitted.

              (3) No loading dock, trucking or railroad activity shall be permitted between the structure and any street, and no loading areas shall encroach into setback areas unless specifically approved by Grantor.

              (4) Loading dock areas shall be set back and screened so as not to be visible from neighboring properties and streets, but in any event, the docks shall not be closer than forty-five (45) feet from a property line fronting any street unless specifically approved by Grantor in writing. ARTICLE IV - REGULATION OF OPERATIONS AND USES

         Section 1 - PERMITTED USES: Unless otherwise specifically prohibited herein, any industrial operation and use will be permitted, provided Grantor specifically consents to such use in writing, if it is performed or carried out entirely within a building that is so designed and constructed that the enclosed operations and uses do not cause or produce a nuisance to adjacent sites such as, but not limited to vibration, sound, electro-mechanical disturbances and radiation, electro-magnet disturbances, radiation, air or water pollution, dust, emission of odorous, toxic and non-toxic matter. Certain activities which cannot be carried on within a building may be permitted, provided Grantor specifically consents to such activity in writing and further provided such activity is screened so as not to be visible from neighboring properties and streets. All lighting is to be shielded from adjacent sites.

         Section 2 - RESTRICTIONS AND PROHIBITED USES:

         A. PROHIBITED USES: The following operations and uses shall not be permitted on any property subject to these restrictions:

              (1)   Residential of any type;

              (2)   Trailer courts or recreation vehicle campgrounds;

              (3)   Hotels or motels;

              (4)   Junk yards or recycling facilities;

              (5) Drilling for and/or the removal of oils gas or other hydrocarbon substances (except that this provision shall not be deemed to prohibit the entry of subject property below a depth of five hundred (500) feet for such purposes);

              (6) Commercial excavation of building or construction materials, except in the course of approved construction as provided by Article III-Section 1 above;

              (7)   Distillation of bones;

              (8) Dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse;

              (9)   Fat rendering;

              (10)  Stockyard or slaughter of animals;

              (11)  Refining of petroleum or of its products;

              (12)  Smelting of iron, tin, zinc, or other ores;

              (13)  Cemeteries;

              (14)  Jail or honor farms;

              (15)  Labor or migrant worker camps;

              (16)  Truck terminals;

              (17)  Petroleum storage yards.

         B. NUISANCES: No nuisance shall be permitted to exist or operate upon any site so as to be offensive or detrimental to any property in the vicinity thereof or to its occupants. A "nuisance" shall include but not be limited to any of the following conditions:

              (1) Dirt, Dust and Waste Discharge: No use of the property will be permitted which emits dust, sweepings, dirt or cinders into the atmosphere, or discharges liquid, solid wastes or other harmful matter into any stream, river or other body of water which, in the opinion of the Grantor may adversely affect the health, safety, comfort of, or intended property use by persons within the area. Nor shall waste or any substance or materials of any kind be discharged into any public sewer serving the property, or any part thereof, in violation of any regulations of any public body having jurisdiction.

              (2) Fumes, Gases, Odors, Etc.: No fumes, odors, gases, vapors, acids or other substances shall be permitted to escape or be discharged into the atmosphere which, in the opinion of Grantor, may be detrimental to the health, safety or welfare of persons, or may interfere with the comfort of, persons within the area, or which may be harmful to property or vegetation.

              (3) Glare or Heat: Any operation producing intense glare or heat shall be performed only within an enclosed or screened area and then only in such manner that the glare or heat emitted will not be discernible from any exterior lot line.

              (4) Noise: At no point outside of any property plane shall the sound pressure level of any machine, device, or any combination of same, from any individual plant or operation exceed the decibel levels in the designated preferred octave bands shown below:

                 OCTAVE BAND            MAXIMUM SOUND PRESSURE
              CENTER FREQUENCY          LEVELS (DB) AT BOUNDARY
                    (HZ)                     PLANE OF LOT

                     31.5                           78
                     63                             72
                    125                             65
                    250                             59
                    500                             55
                   1000                             52
                   2000                             50
                   4000                             48
                   8000                             47

A-scale levels for monitoring purposes are equivalent to 60 dB(A). The maximum permissible noise levels for the octave bands shown above are equal to an NC-50 Noise Criterion curve when plotted on the preferred frequency scale. Noise from motor vehicles and other transportation facilities are exempted. The operation of signalling devices and other equipment having impulsive or non-continuous sound characteristics shall have the following corrections applied:

CORRECTIONS

Pure tone content                           -5dB
Impulsive character                         -5dB
Duration for non-continuous
sounds in daytime only,
         1 min/hr                           -5dB
         10 sec/10 min                      -10dB
         2 sec/10 min                       -15dB

The reference level for the dB values listed above is the pressure of 0.0002 microbar or 0.0002 dyne/em.

              (5) Smoke and Particulate Matter: Visible emissions of smoke will not be permitted (outside any building) which exceed Ringlemann No. 1 on the Ringlemann

Chart of the United States Bureau of Mines, other than the exhausts emitted by motor vehicles or other transportation facilities. This requirement shall also be applicable to the disposal of trash and waste materials. Wind-borne dust, sprays and mists originating in plants will not be permitted.

              (6) Vibration: Buildings and other structures shall be constructed and machinery and equipment installed and insulated on each site so that the ground vibration inherently and recurrently generated is not perceptible without instruments at any point along any of the exterior lot lines.

         C. CONDITION OF PROPERTY: The Owner of any site or lot shall at all times keep the premises, buildings, improvements and appurtenances in a safe, clean and wholesome condition and comply in all respects with all government, health, fire and police requirements and regulations, and the Owner will remove at his or its own expense any rubbish of any character whatsoever which may accumulate on such site or lot. In the event such Owner fails to comply with any or all of such specifications or requirements, the Grantor shall have the right, privilege and license to enter upon such premises and make any and all corrections or improvements that may be necessary to meet such standards and to charge such Owner the expenses incurred in doing so. Grantor or any of its agents shall not thereby be deemed to have trespassed upon such lot and shall be subject to no liability to the Owner or occupant of such lot for such entry and any action taken in connection with the removal of any violation. The cost of any abatement or removal hereunder shall be a binding personal obligation on such Owner as well as a lien (enforceable in the same manner as a mortgage) upon the lot in question. The lien provided in this Section shall not be valid as against a bona-fide purchaser (or a bona-fide mortgagee) of a lot in question unless a suit to enforce said lien shall have been filed in a court of record in Santa Clara County, California, prior to the recordation among the land records Santa Clara County, of the deed (or mortgage) conveying the lot in question to such purchaser, or subjecting the same to such mortgage.

         D. REPAIR OF BUILDINGS: No building or structure upon any site shall be permitted to fall into disrepair, and each such building and structure shall at all times be kept in good condition and repair and adequately painted or otherwise finished.

         E. RIGHT OF ENTRY: During reasonable hours and subject to reasonable security requirements, Grantor, or its authorized representative, shall have the right to enter upon and inspect any building, site or parcel and the improvements thereon embraced for the purpose of ascertaining whether or not the provisions of LOS GATOS BUSINESS PARK RESTRICTIONS have been or are being complied with and neither Grantor nor its authorized representative, shall be deemed to have committed a trespass or other wrongful act by reason of such entry or inspection.

         F. REFUSE COLLECTION AREAS: All outdoor refuse collection areas shall be visually screened so as not to be visible from streets, freeways and neighboring property. No refuse collection areas shall be permitted between a street and the front of a building.

         G. IMPROVEMENTS: The Grantor reserves the sole right to grant consents for the construction and operation of street railways, interurban, rapid transit or other public utility facilities, freight railways, electric light, telephone and telegraph pole lines, aboveground or underground conduits, and gas pipes in and upon any and all streets now existing or hereafter established upon which any portion of the premises may now or hereafter front or abut. The Grantor reserves and is hereby granted the exclusive right to grant consents and to petition the proper authorities for any and all street improvements such as grading, seeding, tree planting, sidewalks, paving, sewer and water installation, whether it be on the surface or sub-surface which in the opinion of the Grantor are necessary in or to the property subject to these restrictions. The Grantor reserves the right to approve aboveground utility lines across any property subject to these restrictions, when such utility lines, in the opinion of the Grantor, are necessary to the property subject to these restrictions.

         Section 3 - OTHER OPERATIONS AND USES: Operations and uses which are neither specifically prohibited nor specifically authorized by these restrictions may be permitted in a specific case if operational plans and specifications are submitted to and approved in writing by Grantor. Approval or disapproval of such operational plans and specifications shall be based upon the effect of such operations or uses on other property subject to these restrictions or upon the occupants thereof, but shall be in the sole discretion of Grantor.

ARTICLE V - DURATION, MODIFICATION AND REPEAL

         Section 1 - DURATION OF RESTRICTIONS: The LOS GATOS BUSINESS PARK RESTRICTIONS shall continue and remain in full force and effect at all times with respect to all property, and each part thereof, now or hereafter made subject thereto (subject, however, to the right to amend and repeal as provided for herein) until January 1, 2009. However, unless within one (1) year prior to January 1, 2009, there shall be recorded an instrument directing the terminate of the LOS GATOS BUSINESS PARK RESTRICTIONS signed by owners of not less than two-thirds (2/3) of the property then subject to these restrictions, based on the number of square feet subject to these restrictions (excluding dedicated streets), the LOS GATOS BUSINESS PARK RESTRICTIONS, as in effect immediately prior to the expiration date shall be continued automatically without any further notice for an additional period of ten (10) years and thereafter for such periods of ten (10) years unless within one (1) year prior to the expansion of a such period the LOS GATOS BUSINESS PARK RESTRICTIONS are terminated as set forth above in this Section.

         Section 2 - TERMINATION AND MODIFICATION: This Declaration or any provision thereof, or any covenant, condition or restriction contained herein, may be terminated, extended, modified or amended, as to the whole of said property or portion thereof, with the written consent of the owners of sixty six and two-thirds (66-2/3%) of the property subject to these restrictions, based on the number of square feet owned as compared to the total number of square feet subject to these restrictions (excluding dedicated streets), provided, however, that so long as Grantor owns at least twenty five percent (25%) of the property subject to these restrictions, or for a period of fifteen (15) years from the effective date hereof, whichever period is longer, no such termination, extension modification or amendment shall be effective without the written approval of Grantor thereto. Provided further, that the provisions of Article III and Article IV hereof shall inure to the benefit of and be enforceable solely by Grantor, shall be capable of being amended by Grantor without the consent of any other owner, person or entity, and shall not give any third party any right or cause of action on account of the terms of this Declaration. No such termination, extension, modification or amendment shall be effective until a proper instrument in writing has been executed and acknowledged and recorded in the County where the land affected thereby is situated.

ARTICLE VI - ENFORCEMENT

         Section 1 - ABATEMENT AND SUIT: Violation or breach of any restriction herein contained shall give to Grantor the right to enter upon the property or as to which said violation or breach exists and to summarily abate and remove at the expense of the Owner, lessee or occupant thereof, any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the provisions hereof, or to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of these restrictions to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages for said violation.

         Section 2 - DEEMED TO CONSTITUTE A NUISANCE: The result of every action or omission whereby any restriction herein contained is violated in whole or in part is hereby declared to be and to constitute a nuisance, and every remedy allowed by law or equity against an Owner, either public or private, shall be applicable against every such result and may be exercised by Grantor.

         Section 3 - ATTORNEY FEES: In any legal or equitable proceeding for the enforcement of this Declaration or any provision hereof, whether it be an action for damages, declaratory relief or injunctive relief, the losing party or parties shall pay the attorney fees of the prevailing party or parties, in such reasonable amount as may be fixed by the court in such proceedings, or in a separate action brought for that purpose. The prevailing party shall be entitled to said attorney fees, even though said proceeding is settled prior to judgment. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

         Section 4 - FAILURE TO ENFORCE NOT A WAIVER OF RIGHTS: The Grantor shall have the right to waive or grant a variance from any requirement, restriction or standard contained in these Restrictions. The failure of Grantor to enforce any requirement, restriction or standard herein contained, shall in no event be deemed to be a waiver of the right to do so thereafter, nor of the right to enforce any other restriction.

ARTICLE VII - MISCELLANEOUS PROVISIONS

         Section 1 - ASSIGNMENT OF RIGHTS AND DUTIES: Any and all of the rights, powers and reservations of Grantor herein contained may be assigned to any person, corporation or association which will assume the duties of Grantor pertaining to the particular rights, powers and reservations assigned, and upon any such person, corporation or association evidencing its consent in writing to accept such assignment and assume such duties, he or it shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by Grantor herein. The term "Grantor" as used herein includes all such assignees and their successors and assigns. I f at any time Grantor ceases to exist and has not made such an assignment, a successor Grantor may be appointed in the same manner as these Restrictions may be terminated, extended, modified or amended under Article V -
Section 2. Any assignment or appointment made under this Section shall be in recordable form and shall be recorded in the County where the land is situated.

         Section 2 - CONSTRUCTION NOISE AND ACCEPTANCE: Every person or other entity who now or hereafter owns, occupies or acquires any right, title or interest in or to any portion of the property made subject to these Restrictions is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference to this Declaration are contained in the instrument by which such person or entity acquired an interest in said property.

         Section 3 - WAIVER: Neither Grantor nor its successors or assigns shall be liable to any Owner, lessee, licensee, or occupant of land subject to this Declaration by reason of any mistake in judgment, negligence, nonfeasance, action or inaction or for the enforcement or failure to enforce any provision of this Declaration. Every Owner, lessee, licensee or occupant of any of said property by acquiring his interest therein agrees that he will not bring any action or suit against Grantor to recover any such damages or to seek equitable relief.

         Section 4 - MUTUALITY, RECIPROCITY - RUNS WITH LAND: All covenants, conditions, restrictions and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every part and parcel of the property now or hereafter made subject to this Declaration, shall create mutual, equitable servitudes upon each parcel in favor of every other parcel; shall create reciprocal rights and obligations between the respective Owners of all parcels and privity of contract and estate between all grantees of said parcels, their heirs, successors and assigns; and shall, as to the owner of each parcel, his heirs, successors and assigns, operate as covenants running with the land, for the benefit of all other parcels, except as provided herein.

         Section 5 - RIGHTS OF MORTGAGEES: No breach of the restrictions and other provisions contained herein, or any enforcement thereof, shall defeat or render invalid the lien of any mortgage or deed of trust now or hereafter executed upon land subject to these Restrictions; provided, however, that if any portion of said property is sold under a foreclosure of any mortgage or under the provisions of any deed of trust, any purchaser of such sale and his successors and assigns shall hold any and all property so purchased subject to all of the restrictions and other provisions of this Declaration.

         Section 6 - PARAGRAPH HEADINGS: Paragraph headings, where used herein, are inserted for convenience only and are not intended to be a part of this Declaration or in any way to define, limit or describe the scope and intent of the particular paragraphs to which they refer.

         Section 7 - EFFECT OF INVALIDATION: If any provisions of this Declaration is held to be invalid by any court, the invalidity of such provision shall not effect the validity of. the remaining provisions hereof.

         IN WITNESS WHEREOF, Grantor has executed this Declaration the day and year first above written.

                                       LOS GATOS BUSINESS PARK
                                       A Limited Partnership

                                       By: /s/ Howard J. White
                                           ------------------------------------
                                           Howard J. White, III General Manager


         Article VI, Section 4 entitled "Failure to Enforce Not a Waiver of Rights" has been amended to read:

         The Grantor is hereby authorized and empowered to grant reasonable variances from the provisions of this Declaration in order to overcome practical difficulties and in order to prevent unnecessary hardship in the application of the provisions contained herein, provided, however, that said variances shall not materially alter or be inconsistent with the general plan and intent of this Declaration. The failure of Grantor to enforce any requirement, restriction or standard herein contained, shall in no event be deemed to be a waiver of the right to do so thereafter, nor of the right to enforce any other restriction.

                                 LEASE GUARANTY

         THIS LEASE GUARANTY is made as of the 17th day of November, 1995, by Octel Communications Corporation, a Delaware corporation ("Guarantor"), in favor of Los Gatos Business Park, a California limited partnership ("Lessor"). Guarantor recites as follows:

         A. Lessor and Rhetorex, Incorporated, a California corporation ("Lessee"), have entered into that certain Lease (the "Lease") dated the date hereof pursuant to which Lessor is leasing to Lessee certain premises located at 151 Albright Way, Los Gatos, California.

         B. As a condition precedent to Lessor's execution and delivery of the Lease, and as an inducement for Lessor to enter the Lease, Guarantor desires to guaranty the payment of all rent under the Lease on the terms and conditions described herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guaranties and agrees as follows:

         1. Guarantor absolutely and irrevocably guaranties the payment of all monthly rent, real estate taxes, operating expenses and other amounts referenced under Section 3.B of the Lease which may from time to time be due and owing by Lessee to Lessor under the Lease (the "Guaranteed Obligations"). If Lessee at any time fails to pay any Guaranteed Obligation prior to the expiration of any applicable cure period under the Lease, Guarantor will, upon demand from Lessor, pay the same. This Guaranty shall be continuing and shall terminate only upon the full and complete payment of all Guaranteed Obligations.

         2. This Guaranty is a guaranty of payment and not of collection, the obligations of Guarantor under this Guaranty are independent of the obligations of Lessee, and Lessor may enforce this Guaranty against Guarantor without first
(a) making any effort at collection or enforcement of any Guaranteed Obligations from or against Lessee or any other party that may be liable therefor, other than providing any notices and cure periods required under the Lease, (b) exercising or asserting any other right or remedy which may be available in connection with the Guaranteed Obligations or resorting to or exhausting any other security, guaranty or collateral held with respect to the Guaranteed Obligations, or (c) asserting or filing any claim against the assets of Lessee, Guarantor, or any other guarantor or any other party whatsoever. Neither failure by Lessor to enforce any or all of its rights under the Lease or to insist upon strict payment by Lessee of the Guaranteed Obligations, nor any grant by Lessor of any indulgences or extensions of time to Lessee for the payment of any Guaranteed Obligations, shall release Guarantor or in any way affect or diminish Guarantor's obligations under this Guaranty. Guarantor expressly waives any notice of acceptance of this Guaranty, diligence, presentment, demand, protest, extension of time for payment of the Guaranteed Obligations, and notice of any kind whatsoever, other than any notices and cure periods required under the Lease.




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         3.   This Guaranty shall remain and continue in full force and effect notwithstanding (a) the commencement or continuation of any action or proceeding by, against or concerning Lessee under any federal or state bankruptcy, insolvency or other debtor-relief law, (b) the voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession of any of Lessees assets, regardless of whether such appointment occurs as a result of insolvency or any other cause, or (c) any assignment by Lessee for the benefit of its creditors.

         4. This Guaranty may not be amended, modified, waived, discharged or terminated orally or by course of conduct, but only by an instrument in writing duly executed by both Lessor and Guarantor. No waiver by Lessor of any default of Lessee or Guarantor or any other event shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion.

         5. This Guaranty shall inure to the benefit of any person or persons, entity or entities who now or hereafter may be entitled to the benefits or obligated to perform the duties of Lessor under the Lease and shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor. All rights and remedies of Lessor under this Guaranty and the Lease are cumulative and not restrictive of any other rights or remedies available at law or in equity.

         6. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed duly given (a) when personally delivered, (b) one day after being sent by Federal Express or similar overnight delivery service, charges prepaid, or (c) three (3) business days after being deposited in the U.S. Postal Service, postage prepaid, registered or certified mail, return receipt requested (or when actually received, if earlier), and addressed as follows: if to Lessor, at 900 Welch Road, Suite 10, Palo Alto, California 94304; if to Guarantor, at 1001 Murphy Ranch Road, Milpitas, California 95035,
Attention: Vice President of Real Estate and Facilities.

         7. If either Lessor or Guarantor shall bring any action or legal proceeding to enforce, protect or establish any term or covenant of this Guaranty, the prevailing party shall be entitled to recover its reasonable attorneys' fees, court costs and experts' fees as may be fixed by the court. "Prevailing party" as used herein includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

         8. The validity, effect, construction, performance and enforcement of this Guaranty shall be governed in all respects by the laws of the State of California (without regard to conflicts of laws). Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.




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         IN WITNESS WHEREOF, the undersigned has executed this Guaranty, by its duly-authorized representative, as of the day and year first above written.

                                       OCTEL COMMUNICATIONS CORPORATION,

                                       a Delaware corporation

                                       By: /s/ James Engle
                                           -----------------------------
                                       Its: Treasurer








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